                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

                               (Amendment No. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Pancho's Mexican Buffet, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
     Common Stock, par value $.10 per share
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
     1,553,782 (1)
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):
         $4.60 per share (2)
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
     $6,875,087.95 (3)
     -------------------------------------------------------------------------


     (5) Total fee paid:
     $1,375.02
     -------------------------------------------------------------------------

(1) The sum of (i) 1,477,119, the total number of shares of common stock outstanding, and (ii) 76,663, the shares of common stock issuable pursuant to options.

(2) Pursuant to Rule 0-11, the filing fee was computed on the basis of a $4.60 per share cash merger consideration.

(3) Determined by adding (i) the product of (x) the number of shares of common stock proposed to be acquired in the merger, 1,477,119, and (y) the merger consideration of $4.60 per share of common stock, and (ii) $80,340.55 payable to holders of stock options to purchase shares of common stock in exchange for the cancellation of such stock options.

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]


                                                           PRELIMINARY MATERIALS
                                                           ---------------------


                               3500 Noble Avenue
                            Fort Worth, Texas 76111
                                (817) 838-0081

                                June ___, 2001


Dear Stockholder:

     We invite you to attend a special meeting of stockholders of Pancho's Mexican Buffet, Inc., which will be held on ________________, July ____, 2001 at 10:00 a.m. local time at Pancho's Mexican Buffet, 1201 West Airport Freeway, Euless, Texas 76040. At the meeting, you will be asked to approve an Agreement and Plan of Merger dated as of March 31, 2001, among Pancho's Mexican Buffet, Inc., Pancho's Foods, Inc. ("Parent") and Pancho's Restaurants, Inc. ("Sub"). The Agreement and Plan of Merger provides for Parent's acquisition of Pancho's through the merger of Sub with and into Pancho's. In the merger, you will be entitled to receive $4.60 in cash for each share of common stock you own at the time of the merger. Following the merger, Pancho's will be controlled by Parent, and Sub will cease to exist.


     The accompanying proxy statement contains detailed information about the Agreement and Plan of Merger and the merger. A copy of the Agreement and Plan of Merger specifying the terms of the merger is included as Appendix A to the
                                                         ----------
attached proxy statement.

     Your board of directors, after careful consideration, has determined that the Agreement and Plan of Merger and the merger are advisable and in the best interests of, and that the merger consideration is fair to, the company's stockholders from a financial point of view. The board of directors unanimously approved the Agreement and Plan of Merger and the merger and recommends you vote "FOR" their approval.

     The merger cannot be completed unless the Agreement and Plan of Merger and the merger are approved by the holders of at least a majority of the outstanding shares of Pancho's common stock.

     Your vote is very important. Whether or not you plan to attend the special meeting in person and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

                                        Sincerely,



                                        Hollis Taylor
                                        President
                                        and Chief Executive Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                                           PRELIMINARY MATERIALS
                                                           ---------------------

                               3500 Noble Avenue
                            Fort Worth, Texas 76111
                                (817) 838-0081

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                June ___, 2001


To the Stockholders of Pancho's Mexican Buffet, Inc.:

     Pancho's Mexican Buffet, Inc., a Delaware corporation ("Pancho's"), will hold a Special Meeting of Stockholders on ________________, July ____, 2001 at 10:00 a.m., local time, at Pancho's Mexican Buffet, 1201 West Airport Freeway, Euless, Texas 76040, for the following purposes:


     (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 31, 2001, by and among Pancho's, Pancho's Foods, Inc., a recently formed Nevada corporation ("Parent"), and Pancho's Restaurants, Inc., a newly formed Nevada corporation and a wholly owned subsidiary of Parent ("Sub"), a copy of which is attached as Appendix A to the accompanying proxy statement,
                               ----------
          pursuant to which Sub will merge with and into Pancho's. Pursuant to the merger agreement, each share of Pancho's common stock (other than shares held in the treasury of Pancho's or any wholly-owned subsidiary of Pancho's, shares owned by Parent or any wholly-owned subsidiary of Parent, or shares held by the stockholders, if any, who properly exercise their appraisal rights under Section 262 of the Delaware General Corporation Law), will be converted into the right to receive $4.60 in cash for each share of Pancho's common stock held as of the effective time of the merger; and

     (2) To transact such other business as may properly come before the Special Meeting or any adjournment, postponement, continuation or rescheduling of the Special Meeting.

     Only stockholders of record at the close of business on May 21, 2001 will receive notice of and be entitled to vote at the Special Meeting.

     You are cordially invited to attend the Special Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed, postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

     Pancho's stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Delaware law. In order to perfect appraisal rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Delaware statutory provisions is included as Appendix C to the accompanying proxy statement, and a summary of
            ----------
these provisions can be found under "Appraisal Rights in the Merger" in the accompanying proxy statement.

     Your Board of Directors recommends that you vote "FOR" approval and adoption of the Agreement and Plan of Merger.

                                   By Order of the Board of Directors



                                   Samuel L. Carlson
                                   Secretary

Fort Worth, Texas

June ___, 2001


Please do not send your stock certificates at this time. If the merger agreement is approved, you will be sent instructions regarding the surrender of your stock certificates.

                                    [LOGO]
                                   PANCHO'S
                                MEXICAN BUFFET


                                                       PRELIMINARY MATERIALS

                                                       ---------------------

                               3500 Noble Avenue
                            Fort Worth, Texas 76111
                                (817) 838-0081

                                PROXY STATEMENT
                                      For
                        SPECIAL MEETING OF STOCKHOLDERS

                       To Be Held on July ___, 2001


                            _________________________

                                 INTRODUCTION


     We are furnishing this proxy statement to the stockholders of Pancho's Mexican Buffet, Inc. ("Pancho's"), in connection with the solicitation by the Board of Directors of Pancho's of proxies to be used at a special meeting of stockholders, as it may be adjourned, postponed, continued or rescheduled from time to time, to be held on ________________, July ____, 2001 at 10:00 a.m., local time, at Pancho's Mexican Buffet, 1201 West Airport Freeway, Euless, Texas 76040. The purpose of the special meeting is for Pancho's stockholders to vote upon a proposal to adopt and approve the Agreement and Plan of Merger dated as of March 31, 2001, by and among Pancho's, Pancho's Foods, Inc., a recently formed Nevada corporation ("Parent"), and Pancho's Restaurants, Inc., a newly formed Nevada corporation and a wholly owned subsidiary of Parent ("Sub"), and the transactions contemplated thereby. The merger agreement provides, among other things, that upon consummation of the transactions contemplated by the agreement:


     .    Sub will merge with and into Pancho's;

     . Pancho's will continue as the surviving corporation and will be a wholly owned subsidiary of Parent;

     . each share of Pancho's common stock issued and outstanding at the effective time of the merger (other than shares held in the treasury of Pancho's or any wholly-owned subsidiary of Pancho's, shares owned by Parent or any wholly-owned subsidiary of Parent, or shares held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law) will convert into the right to receive $4.60 in cash; and

     . each unexercised option to purchase Pancho's common stock outstanding at the effective time of the merger with an exercise price of $4.60 or less will be converted into the right to receive an amount equal to $4.60 per share less the exercise price per share of such option (and less any applicable taxes required to be withheld).


     We are first mailing this proxy statement and the accompanying notice, proxy card and letter on or about June ___, 2001 to Pancho's stockholders entitled to receive notice of, and to vote at, the special meeting.



     Stockholders who do not vote in favor of the merger agreement and who otherwise comply with the applicable procedures described in Section 262 of the Delaware General Corporation Law will be entitled to appraisal rights. We have summarized for you the provisions of Section 262 of the Delaware General Corporation Law in the section of this proxy statement called "Appraisal Rights in the Merger." That summary includes a description of the procedure that dissenting stockholders must follow to assert appraisal rights. The entire text of Section 262 of the Delaware General Corporation Law is attached as Appendix C
                                                                      ----------
to this proxy statement.

     The Board of Directors of Pancho's recommends that you vote "FOR" approval and adoption of the merger agreement.

                               TABLE OF CONTENTS

INTRODUCTION...................................................................................................     i
SUMMARY TERM SHEET.............................................................................................     1
QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................................................     2
SUMMARY........................................................................................................     5
SELECTED HISTORICAL FINANCIAL DATA.............................................................................    10
MARKET PRICE OF PANCHO'S COMMON STOCK..........................................................................    11
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION....................................................    12
SPECIAL FACTORS................................................................................................    13
   Participants in the Merger..................................................................................    13
   Structure of the Merger.....................................................................................    13
   Merger Consideration........................................................................................    13
   Background of the Merger....................................................................................    13
   Reasons for the Merger; Recommendation of the Board of Directors............................................    17
   Opinion of Pancho's Financial Advisor.......................................................................    18
   Source of Funds.............................................................................................    25
   Material Federal Income Tax Consequences of the Merger......................................................    27
   Anticipated Accounting Treatment............................................................................    27
   Interests of Pancho's Directors and Officers in the Merger That May Differ from Your Interests..............    28
   Directors and Executive Officers of the Surviving Corporation...............................................    28
   Consequences of the Merger; Plans for Pancho's after the Merger.............................................    28
   Conduct of Pancho's Business if the Merger is not Completed.................................................    29
THE MERGER AGREEMENT...........................................................................................    29
   The Merger..................................................................................................    29
   When the Merger Will be Completed...........................................................................    29
   Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation...................    29
   Conversion of Pancho's Shares...............................................................................    30
   Stock Options...............................................................................................    30
   Employee Stock Purchase Plan................................................................................    30
   Payment for Pancho's Shares.................................................................................    30
   Procedures for Exchanging Your Stock Certificates...........................................................    30
   Representations and Warranties..............................................................................    31
   Conduct of Business Prior to Closing........................................................................    33
   No Solicitation Period......................................................................................    35
   Additional Covenants of Parent and Pancho's.................................................................    36
   Indemnification of Pancho's Officers and Directors..........................................................    38
   Conditions to Closing.......................................................................................    38
   Termination.................................................................................................    38
   Fees and Expenses...........................................................................................    40
THE SPECIAL MEETING............................................................................................    41
   Place, Date, Time and Purpose...............................................................................    41
   Record Date and Outstanding Shares..........................................................................    41
   Attending the Meeting.......................................................................................    41
   Vote Required; Quorum.......................................................................................    41
   Proxies; Revocation.........................................................................................    42
   Expenses of Proxy Solicitation..............................................................................    42
   Adjournments................................................................................................    42
APPRAISAL RIGHTS IN THE MERGER.................................................................................    43
BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS..................................................    45
WHERE YOU CAN FIND MORE INFORMATION............................................................................    47
OTHER MATTERS..................................................................................................    48

APPENDIX A--Agreement and Plan of Merger
APPENDIX B--Opinion of Wells Fargo Van Kasper, LLC
APPENDIX C--Section 262 of the Delaware General Corporation Law

                              SUMMARY TERM SHEET

     This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. We urge you to read this entire proxy statement carefully, including the appendices. In this proxy statement, the terms "Pancho's," "we," "us" and "our" refer to Pancho's Mexican Buffet, Inc.

     Stockholder Vote. You are being asked to approve the merger agreement and the merger of Sub, a wholly owned subsidiary of Parent, into Pancho's. The merger agreement must be approved by the holders of a majority of the outstanding shares of Pancho's common stock. See "The Special Meeting" beginning on page 41.

     Payment. As a result of the merger, each share of Pancho's common stock will be converted into the right to receive $4.60 in cash, without interest or other payment. You will not own any Pancho's common stock or any other interest in Pancho's after completion of the merger. See "The Merger Agreement" beginning on page 29.

     Parent and Sub. Parent is a Nevada corporation that is wholly-owned by Mr. Stephen Oyster. Sub is a newly formed Nevada corporation that is wholly-owned by Parent. See "Summary - The Participants" beginning on page 5.

     Tax Consequences. Generally, the merger will be taxable for U.S. federal income tax purposes. You will recognize taxable gain or loss in the amount of the difference between $4.60 and your adjusted tax basis for each share of Pancho's common stock that you own. See "Special Factors - Material Federal Income Tax Consequences of the Merger" beginning on page 27.

     Conditions. Completion of the merger is subject to Pancho's stockholders' approval as well as certain other conditions. See "The Merger Agreement - Conditions to Closing" beginning on page 38.

     Appraisal Rights. If you do not wish to accept $4.60 per share of Pancho's common stock, you may have the fair value of your shares determined by the Delaware Chancery Court if you properly perfect your right to an appraisal under Delaware law. Your appraisal right is subject to certain restrictions and technical requirements which are described in the proxy statement. See "Appraisal Rights in the Merger" beginning on page 43.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a Pancho's stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and its appendices.

Q: If the merger is completed, what will I receive for my shares of Pancho's common stock?

A: You will receive cash. Parent will pay cash for any Pancho's shares outstanding as of the closing and Pancho's stock options outstanding as of the closing for a total purchase price of approximately $7 million. The per share amount of cash will be $4.60. The amount paid for each outstanding and unexercised option to purchase Pancho's common stock will be equal to $4.60 per share less the exercise price per share of such option (and less any applicable taxes required to be withheld). Stock options with an exercise price greater than $4.60 per share will be cancelled.

Q:   When and where will the special meeting take place?


A: The special meeting is scheduled to take place at 10:00 a.m. local time on ________________, July ____, 2001, at Pancho's Mexican Buffet, 1201 West
     Airport Freeway, Euless, Texas 76040.


Q:   Who is entitled to vote at the special meeting?

A: Holders of record of Pancho's common stock as of the close of business on May 21, 2001 are entitled to vote at the special meeting. Each stockholder has one vote for each share of Pancho's common stock he, she or it owns.

Q:   What vote is required for Pancho's stockholders to approve the merger?

A: In order for the merger to be approved, holders of a majority of the outstanding Pancho's common stock must vote "FOR" the merger. If your shares are not voted, it has the same effect as a vote "AGAINST" the merger. The Board of Directors of Pancho's recommends that you vote "FOR" approval and adoption of the merger agreement.

Q:   What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible by filling out, signing and returning the enclosed proxy card. Your voting materials include detailed information on how to vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. Your broker can only vote your shares if you provide instructions on how to vote. You should instruct your broker on how to vote your shares using the instructions provided by your broker. If your shares are not voted, it has the same effect as a vote "AGAINST" the merger.

Q:   Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of Pancho's in writing or by submitting a new proxy dated after the date of the proxy being revoked. In addition, your proxy will be revoked by you if you attend the special meeting and vote in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

Q:   Do I need to attend the special meeting in person?

A: No. It is not necessary for you to attend the special meeting to vote your shares if Pancho's has previously received your proxy, although you are welcome to attend.

Q:   Will I have appraisal rights as a result of the merger?

A: Yes. If you wish to exercise your appraisal rights, you must follow the requirements of Delaware law, and you must not vote your shares in favor of the merger. A summary of the requirements you must follow to exercise your appraisal rights is included in "Appraisal Rights in the Merger" in this proxy statement.

Q: When will holders of Pancho's common stock receive the merger consideration?

A: The merger is expected to be completed promptly following the special meeting of Pancho's stockholders. However, it is possible that delays could require that the merger be completed at a later time. Following the merger, you will receive instructions on how to receive your cash payment in exchange for each share of Pancho's common stock. You must return your Pancho's stock certificates as described in the instructions, and you will receive your cash payment as soon as practicable after the paying agent, Continental Stock Transfer and Trust Company ("Continental"), receives your Pancho's stock certificate. If you hold shares through a brokerage account, your broker will handle the surrender of stock certificates to Continental. If you hold an option to purchase Pancho's common stock you will receive instructions as to where to send your option papers to receive your cash payment.

Q:   Who will own Pancho's after the merger?

A: After the merger, Pancho's will be a wholly owned subsidiary of Pancho's Foods, Inc., a Nevada corporation.

Q:   Should I send in my Pancho's stock certificates now?

A: No. After the merger is completed, Continental, as paying agent, will send you written instructions for exchanging your Pancho's stock certificates.

Q:   Will I owe taxes as a result of the merger?

A: The cash you receive in the merger in exchange for your shares of Pancho's common stock and any cash you may receive from exercising your appraisal rights will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in your shares of Pancho's common stock. We recommend that you read the section entitled "Special Factors - Material Federal Income Tax Consequences of the Merger" in this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor regarding the specific tax consequences of the merger applicable to you, including the tax consequences of the receipt of cash in exchange for your stock options, if any.

Q:   Who can help answer my questions?

A: If you have additional questions about the merger after reading this proxy statement, you should contact:

     Samuel L. Carlson
     Pancho's Mexican Buffet, Inc.
     3500 Noble Avenue
     Fort Worth, Texas 76111
     (817) 838-0081

                                    SUMMARY

     The following is a summary of material information contained in this proxy statement. For more information, you should refer to the discussion in the main body of this proxy statement along with the appendices. A copy of the merger agreement is attached as Appendix A to this proxy statement and is incorporated
                         ----------
by reference. You should refer to that agreement for a compete statement of the merger terms.

The Participants (page 13)

     Pancho's Mexican Buffet, Inc. Pancho's is a Delaware corporation that offers all-you-can-eat Mexican food in a buffet-style format. Pancho's operates 48 restaurants in Texas, Arizona, Louisiana, New Mexico and Oklahoma.

     Pancho's Foods, Inc. Parent is a Nevada corporation which was recently formed to be the parent holding company of Pancho's Restaurants, Inc. All the capital stock of Parent is owned by Mr. Stephen Oyster.

     Pancho's Restaurants, Inc. Sub is a Nevada corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of engaging in the merger. Pursuant to the terms of the merger agreement, at the effective time of the merger, Sub will be merged with and into Pancho's, with Pancho's being the surviving corporation.

The Merger (page 13)

Structure of the Merger (page 13)

     The proposed transaction will be structured as a merger of Sub into Pancho's, with Pancho's being the surviving corporation and becoming a wholly owned subsidiary of Parent.

What Pancho's Stockholders Will Receive in the Merger (page 13)

     Pancho's stockholders will receive $4.60 in cash for each share of Pancho's common stock held by them. Each outstanding and unexercised option to purchase Pancho's common stock outstanding at the effective time of the merger will be converted into the right to receive an amount equal to $4.60 per share less the exercise price per share of Pancho's common stock provided in such stock option agreement (and less any applicable taxes required to be withheld). All unexercised options will be accelerated prior to the merger. Outstanding options with an exercise price in excess of $4.60 per share will be cancelled.

Reasons for the Merger (page 17)

     The merger presents an opportunity for Pancho's stockholders to realize a significant premium over recent market prices for their shares. In addition, the Board of Pancho's considered the impact of results of operations and slowed earnings growth of Pancho's in recent years, and the effect of these factors on the value of Pancho's shares in the future.

Board Recommendation (page 17)


     The Board of Directors of Pancho's has unanimously approved the merger and recommends that the Pancho's stockholders vote to adopt the merger agreement and approve the merger.

Opinion of Pancho's Financial Advisor (page 18)

     In connection with the merger, the Board of Directors of Pancho's received a written opinion from Wells Fargo Van Kasper, LLC ("WFVK") as to the fairness, from a financial point of view, of the merger consideration to the holders of Pancho's common stock. The full text of WFVK's written opinion dated May 16, 2001 is attached to this proxy statement as Appendix B. We encourage you to read
                                            ----------
this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. WFVK's opinion is addressed to the Board of Directors of Pancho's and does not constitute a recommendation to any stockholder with respect to any matters relating to the proposed merger.


When the Merger will be Completed (page 29)


     We are working to complete the merger as soon as possible. We anticipate completing the merger as soon as practicable following the special meeting, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below.


Conditions to Completing the Merger (page 38)


     The completion of the merger depends on several conditions being satisfied or waived, including, among others, the following:

     . the approval of the merger agreement and the merger by Pancho's stockholders; and

     .    the absence of any legal prohibition against the merger.


Termination of the Merger Agreement (page 38)


     The parties to the merger agreement may agree to terminate the merger agreement by mutual consent at any time before completing the merger, even after Pancho's stockholders have approved the merger agreement and the merger. The other events permitting Pancho's, the Parent, and Sub to terminate the merger agreement at any time before completing the merger, even after Pancho's stockholders have approved the merger agreement and the merger are summarized below.

     Either Parent or Pancho's may terminate the merger if, among other things, the payment for shares of Pancho's stock is enjoined by any governmental entity, that order has become final and nonappealable.

     In addition, Parent or Sub may terminate the merger agreement if, among other things:

     . any governmental entity has brought a proceeding challenging the merger, limiting the operation of Pancho's business, compelling the disposal of a material portion of Pancho's business or assets, or prohibiting Parent from controlling Pancho's business or operations;

     . the representations and warranties of Pancho's contained in the merger agreement are not true and correct or Pancho's fails to comply in a material way with its covenants in the merger agreement (and the failure has not been cured within 30 days);

     . the Board of Directors of Pancho's withdraws its approval or recommendation of the merger or the agreement;

     . the Board of Directors of Pancho's approves or recommends any Takeover Proposal (as defined in this proxy statement);

     . the working capital of Pancho's as of April, 2001, including all expenses of Pancho's in connection with the transactions contemplated by the merger agreement is less than $(3,880,000);

     . aggregate same store sales for the period from the beginning of fiscal year 2001 of Pancho's through April, 2001, compared with the aggregate same store sales for the corresponding period of the preceding fiscal year has decreased by more than 10%;

     . prior to the date of the date hereof, Parent and Sub are not able to obtain and deliver certain financing commitment letters required by the merger agreement; or

     . the holders of more than 5% of the outstanding shares of Pancho's common stock perfect their right to dissent in accordance with the applicable provisions of the Delaware General Corporation Law and do not withdraw or lose such right.

     Further, Pancho's may terminate the agreement if, among other things:


     . after the payment of the termination fee described below, the Board of Directors reasonably determines that a Takeover Proposal constitutes a Superior Proposal (as defined in this proxy statement) and a majority of the Board of Directors of Pancho's determines, in its reasonable good faith judgment after consultation with outside counsel, that failing to terminate the merger agreement would constitute a breach of the Board's fiduciary duties under applicable law (and Pancho's has otherwise complied with certain other provisions of the merger agreement); or



     . the representations and warranties of Parent or Sub contained in the merger agreement are not true and correct or Parent or Sub fails to comply in a material way with its covenants in the merger agreement (and the failure has not been cured within 30 days).



Expenses and Termination Fee (page 40)


     Generally, whether or not the merger is consummated, Pancho's and Parent are each responsible for their respective expenses incurred in connection with the merger. Pancho's is required to pay Parent's expenses in connection with the merger, up to $150,000, and a termination fee of $100,000 if the merger agreement is terminated under certain circumstances. In addition, Parent is required to pay Pancho's expenses in the merger, up to $150,000, and a termination fee of $100,000 if the merger agreement is terminated under certain circumstances.


Material Federal Income Tax Consequences (page 27)


     The merger will be a taxable transaction to you. For United States federal income tax purposes, your receipt of cash in exchange for your shares of Pancho's common stock generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of Pancho's common stock. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you.

Appraisal Rights (page 43)

     Any stockholder who does not wish to accept $4.60 per share cash consideration in the merger has the right under Delaware law to have his, her or its shares appraised by the Delaware Chancery Court. This right of appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

     .    you must not vote in favor of the merger agreement and the merger;
          and

     . you must make a written demand for appraisal in compliance with Delaware law before the vote at the special meeting with respect to the merger agreement and the merger.

     Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Appendix C to this proxy statement contains the
                                 ----------
Delaware statutory provision relating to your right of appraisal. Failure to follow all of the steps required by this statutory provision will result in the loss of your right of appraisal.


Interests of Directors and Officers in the Merger that Differ From Your Interests (page 28)


     Some of Pancho's directors and officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in Pancho's. The Board of Directors of Pancho's knew about these additional interests and considered them when they approved the merger agreement. These interests include the following:


     . certain directors and officers have options that will accelerate as to vesting together with all outstanding options; each such unexercised option to purchase Pancho's common stock outstanding at the effective time of the merger with an exercise price of $4.60 or less will be converted into the right to receive an amount equal to $4.60 per share less the exercise price per share of such option (and less any applicable taxes required to be withheld), and options with an exercise price in excess of $4.60 per share will be cancelled;


     . Parent has agreed to continue the directors and officers indemnification insurance for current and former directors and officers of Pancho's for three years following the merger; and

     . Parent has agreed to honor the employment contracts of Messrs. Arrambide, Carlson, and Taylor. Mr. Arrambide is currently the Chairman of the Board and Chief Operations Officer of Pancho's. Mr. Carlson is currently a director, Senior Vice President, Administration, and Secretary of Pancho's. Mr. Taylor is currently a director, President, Chief Executive Officer and Treasurer of Pancho's.


     The total amount that the directors and executive officers will receive through the option vesting and exercise described above is approximately $41,308. The Company currently expects that the amount of the coverage of the directors and officers indemnification insurance described above will be approximately $5,000,000, and it is expected to remain at that level for the next three years.



Procedure for Receiving Merger Consideration (page 30)


     Parent has appointed Continental, Pancho's stock transfer agent, as paying agent, to coordinate the payment of the cash merger consideration following the merger. The paying agent will send you written instructions for surrendering your certificates or option agreements and obtaining the cash merger consideration after we have completed the merger.


The Special Meeting of Stockholders (page 41)



Place, Date, Time and Purpose (page 41)



     The special meeting will be held at Pancho's Mexican Buffet, 1201 West Airport Freeway, Euless, Texas 76040, at 10:00 a.m., local time, on July ___, 2001, where stockholders will be asked to approve and adopt the merger agreement and merger.



Record Date and Outstanding Shares (page 41)


     You can vote at the special meeting all of the shares of Pancho's common stock you own of record as of May 21, 2001, which is the record date for the special meeting. If you own shares which are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on May 21, 2001, there were 1,477,119 shares of Pancho's common stock outstanding.

Vote Required for Approval of the Merger (page 41)

     The merger requires the approval of the holders of a majority of the outstanding shares of Pancho's common stock. The failure to vote your shares has the same effect as a vote against the merger. The Board of Directors of Pancho's recommends that you vote "FOR" approval and adoption of the merger agreement.

Quorum (page 41)

     The required quorum for the transaction of business at the special meeting is a majority of the shares of Pancho's common stock outstanding on the record date.


Contact Information (page 47)


     If you have any questions regarding the merger or any other matters discussed in this proxy statement, please contact:

     Samuel L. Carlson
     Pancho's Mexican Buffet, Inc.
     3500 Noble Avenue
     Fort Worth, Texas 76111
     (817) 838-0081

                      SELECTED HISTORICAL FINANCIAL DATA

     The following is selected financial data of Pancho's. The annual data have been derived from the more detailed consolidated financial statements and notes of Pancho's contained in its previous Annual Reports on Form 10-K for the fiscal years ended September 30, 2000, 1999 and 1998. The six months data have been derived from Pancho's unaudited quarterly financial statements, which can be found in Pancho's Quarterly Report on Form 10-Q for the six months ended March 31, 2001. The data for the six months ended March 31, 2001 and 2000 do not necessarily provide information concerning the results of operations for the entire year. These data should be read together with "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the Consolidated Financial Statements and related notes, as contained in Pancho's Form 10-Ks and Form 10-Qs.


                PANCHO'S MEXICAN BUFFET, INC. AND SUBSIDIARIES
                 (Dollars in thousands, except per share data)

                                                                                                           Six Months Ended
                                                        Fiscal Years Ended September 30,                      March 31,
                                            --------------------------------------------------------   ---------------------
                                              2000        1999         1998       1997        1996       2001         2000
                                                                                                             (unaudited)
Sales                                       $ 55,963    $ 57,403    $  64,146   $  66,957   $  71,487   $  26,340   $ 27,462
                                            --------    --------    ---------   ---------   ---------   ---------   --------

Costs and Expenses:
  Food costs                                  14,788      15,214       17,413      18,792      19,681       7,012      7,307
  Restaurant labor and related expenses       21,781      21,839       25,606      25,235      26,561      10,928     10,301
  Restaurant operating expenses               12,516      11,913       14,904      15,799      16,508       6,144      6,062
  Depreciation and amortization                1,959       1,958        2,808       3,426       3,949         935        990
  General and administrative expenses          4,695       4,999        5,013       5,160       5,067       2,487      2,315
  Asset impairment and restructuring
    charges (a) (c)                                                     6,601       5,066
  Preopening costs                                54                                                                      43
                                            --------    --------    ---------   ---------   ---------   ---------   --------
     Total                                    55,793      55,923       72,345      73,478      71,766      27,506     27,018
                                            --------    --------    ---------   ---------   ---------   ---------   --------

Operating income (Loss)                          170       1,480       (8,199)     (6,521)       (279)     (1,166)       444
Interest expense                                 (17)        (22)        (212)       (348)       (540)        (32)       (17)
Other, including interest income                  96         418          198         303         269          35         36
                                            --------    --------    ---------   ---------   ---------   ---------   --------

Earnings (loss) before income taxes              249       1,876       (8,213)     (6,566)       (550)     (1,163)       463
Income tax expense (benefit) (b)                             (12)       4,305      (1,850)       (135)         (5)         0
                                            --------    --------    ---------   ---------   ---------   ---------   --------

Net earnings (loss)                         $    249    $  1,888    $ (12,518)  $  (4,716)  $    (415)  $  (1,158)  $    463
                                            ========    ========    =========   =========   =========   =========   ========

Cash dividends                              $     --    $     --    $      66   $     132   $     132   $      --   $     --
                                            ========    ========    =========   =========   =========   =========   ========

Per Share Data:
  Net earnings (loss), basic and diluted    $   0.17    $   1.29    $   (8.54)  $   (3.21)  $   (0.27)  $   (0.78)  $   0.32
  Cash dividends                            $     --    $     --    $   0.045   $   0.090   $   0.090   $      --   $     --

At End of Period:
  Total assets                              $ 17,364    $ 18,412    $  20,418   $  32,858   $  37,968   $  16,404   $ 18,190
  Long-term debt                            $    112    $    222    $   1,761   $   2,287   $   3,489   $      82   $    147
  Stockholders' equity                      $ 12,047    $ 11,703    $   9,724   $  22,269   $  26,521   $  10,914   $ 12,168
  Number of restaurants                           48          48           48          57          65          48         48

______________________

(a) Fiscal 1998 net loss includes asset impairment and restructuring charges of $6,601,000. This includes impairment charges of $5,681,000 to impair assets at 22 locations and restructuring charges of $920,000 to exit nine locations closed in 1998.

(b) Fiscal 1998 net loss includes income tax expense of $4,305,000 resulting from providing a valuation allowance for deferred tax assets.

(c) Fiscal 1997 includes asset impairment and restructuring charges of $5,066,000 to close seven restaurants, dispose of the Mexico joint venture, impair four other restaurants and increase restructuring reserves for two previously closed locations.

                     MARKET PRICE OF PANCHO'S COMMON STOCK

         Pancho's common stock is traded over-the-counter on the Nasdaq SmallCap Market System, under the symbol "PAMX." The following table sets forth the quarterly high and low bid prices of the common stock, as reported by Nasdaq, for the calendar quarters indicated. All per share amounts have been adjusted for the one-for-three reverse stock split effective January 27, 1999.

            Fiscal Quarter Ended:             High                   Low
                                        -----------------     ------------------
              December 31, 1998            $     4.125           $      1.689
              March 31, 1999                     4.000                  1.968
              June 30, 1999                      3.875                  2.375
              September 30, 1999                 4.750                  3.094

              December 31, 1999                  3.500                  2.375
              March 31, 2000                     4.500                  2.750
              June 30, 2000                      4.000                  3.063
              September 30, 2000                 3.938                  3.375

              December 31, 2000                  5.250                  2.938
              March 31, 2001                     4.125                  2.500
              June 30, 2001 (through
                  ___________, 2001)

         The closing market price per share of Pancho's common stock on March 30, 2001, which was the last full trading day immediately preceding the public announcement of the proposed merger, was $2.50. On ________________, 2001, which is the latest practicable date prior to the printing of this proxy statement, the closing price for Pancho's common stock was $________.

         As of May 21, 2001, there were 1,477,119 shares of Pancho's common stock outstanding, held by approximately 652 stockholders of record of Pancho's common stock. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

         Pancho's paid no cash dividends in 2000 or 1999. Future cash dividends will depend on earnings, financial position, capital requirements and other relevant factors.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

         This proxy statement (and the documents to which we refer in this proxy statement) contains forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of each of Parent and Pancho's as well as certain information relating to the merger. There are forward-looking statements throughout this proxy statement, including under the headings "Summary Term Sheet," "Questions and Answers About the Merger," "The Merger" and "Opinion of Pancho's Financial Advisor," and in statements containing the words "believes," "expects," "anticipates," "intends," "estimates" or other similar expressions. For each of these statements, Pancho's claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of each of Pancho's and Parent. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation to update any forward-looking statements to reflect future events or developments occurring after the date on which any of those statements is made.

         In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

         .  financial performance of Pancho's through completion of the merger;

         .  changes in the economic conditions in the markets served by us;

         .  effects of changes in our restaurant format or concept;

         .  customer acceptance of new food items;

         .  the results of claims on Pancho's insurance reserves;

         .  laws and regulations affecting labor and employee benefit costs;

         . the timing of, and conditions associated with, the completion of the merger;

         .  increased competition in the restaurant industry;

         .  the loss of key employees; and

         .  weather conditions.

                                SPECIAL FACTORS

Participants in the Merger

         Pancho's Mexican Buffet, Inc. Pancho's is a Delaware corporation that offers all-you-can-eat Mexican food in a buffet-style format. Pancho's operates 48 restaurants in Texas, Arizona, Louisiana, New Mexico and Oklahoma. Pancho's common stock is quoted on the Nasdaq SmallCap Market System under the symbol "PAMX." Pancho's principal executive offices are located at 3500 Noble Avenue, Fort Worth, Texas 76111, and its telephone number is (817) 831-0081.

         Pancho's Foods, Inc. Parent is a recently formed Nevada corporation that was formed to be the parent holding company of Pancho's Restaurants, Inc. All the capital stock of Parent is owned by Mr. Stephen Oyster. Parent's principal offices are located at 3825 Lake Austin Boulevard #401, Austin, Texas 78703, and its telephone number is (512) 480-9003.

         Pancho's Restaurants, Inc. Sub is a Nevada corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of engaging in the merger. Pursuant to the terms of the merger agreement, at the effective time of the merger, Sub will be merged with and into Pancho's, with Pancho's being the surviving corporation. Sub's principal office is located at 3825 Lake Austin Boulevard #401, Austin, Texas 78703, and its telephone number is (512) 480-9003.

Structure of the Merger

         The proposed transaction will be structured as a merger of Sub into Pancho's. Pancho's will be the surviving corporation in the merger and, upon completion of the merger, will be a wholly owned subsidiary of Parent.

Merger Consideration

         At the completion of the merger, Pancho's stockholders will be entitled to receive $4.60 in cash for each share of Pancho's common stock that they own. Each outstanding and unexercised option to purchase Pancho's common stock outstanding at the effective time of the merger will be converted into the right to receive an amount equal to $4.60 per share less the exercise price per share of Pancho's common stock provided in such stock option agreement (and less any applicable taxes required to be withheld).

         All unexercised options will be accelerated prior to the merger. Outstanding options with an exercise price in excess of $4.60 per share will be cancelled.

Background of the Merger

         Pancho's Board and senior management have regularly reviewed and discussed the financial performance of Pancho's and its current business plan. In connection with this review, Pancho's adopted a reimaging program in 1999 to improve food offerings, service systems and physical facilities to achieve increased customer count. The reimaging program had been developed to update the look of Pancho's restaurants, including changes in restaurant design, recipes, food offerings, and service procedures.

         In late March 2000 and early April 2000, Pancho's received communications from certain of its stockholders, including Mr. Stephen Oyster, the sole stockholder of the Parent, who had become concerned about Pancho's past financial performance and current business plan. These stockholders offered various solutions in regard to these issues, including the possible sale of Pancho's. Mr. Hollis Taylor, Pancho's President and Chief Executive Officer, met with Mr. Oyster and another stockholder in April 2000 to discuss their concerns. In addition, Mr. Taylor had discussions with other stockholders who also expressed similar concerns. At the Board's regular meeting held on April 14, 2000, the Board discussed these stockholder concerns and their proposed solutions and, after considering them carefully, confirmed that Pancho's was not for sale and that Pancho's remained dedicated to implementing its previously announced reimaging program to boost sales, profitability, and stockholder value.

         On July 6, 2000, the Board authorized the creation of an informal committee, consisting of Messrs. Taylor, Carlson, Oden and Riordan, to address continued expressions of stockholder concerns in regard to Pancho's financial performance. The committee authorized Mr. Taylor to interview various investment banking firms for the purpose of assisting the Board in connection with its market strategies and to assist Pancho's in exploring alternatives to enhance stockholder value.

         At its regularly scheduled meeting on July 21, 2000, the Board authorized a committee of the Board, consisting of Messrs. Arrambide, Taylor, Oden and Riordan, to consider the proposals made by the investment banking firms that Mr. Taylor had interviewed. The committee selected Wells Fargo Van Kasper, LLC ("WFVK") to be Pancho's financial advisor to explore strategic alternatives, including the possible sale of Pancho's, and the firm was formally engaged on August 22, 2000. Upon its engagement, WFVK began reviewing Pancho's financial position and business plan.

         On September 22, 2000, in a letter addressed to the Board of Pancho's, Mr. Oyster proposed to purchase all of Pancho's issued and outstanding shares at a price of $5.00 per share, contingent upon, among other things, a "feasibility period" of 60 days and Mr. Oyster's obtaining financing for the transaction. The Board immediately delivered the proposal to WFVK, which at the time was preparing to make a presentation of its review of Pancho's to the Board at its regularly scheduled meeting on September 27, 2000.

         The Board, at its regularly scheduled meeting on September 27, 2000, met with representatives of WFVK to discuss Pancho's overall financial position, strategies and prospects for the future as well as to review Mr. Oyster's proposal. In response to Mr. Oyster's proposal, the Board issued a press release on September 27, 2000, to announce that Pancho's had retained WFVK to explore strategic alternatives. In light of the Board's decision to use WFVK to review strategic alternatives, the Board decided, rather than formally considering Mr. Oyster's proposal at that time, it would instead submit Mr. Oyster's proposal to WFVK to assist the Board in evaluating the offer as well as other opportunities that might develop in the process of exploring Pancho's strategic alternatives. The Board's decision was conveyed to Mr. Oyster by letter dated October 4, 2000.

         At the meeting on September 27, 2000, the Board also appointed a special committee comprised of four non-employee directors, Joanne Keates, George Riordan, David Oden, and Robert List, to seek and evaluate possible transactions that might develop in connection with Pancho's engagement of WFVK and to make a recommendations in regard to such transactions.


         On October 5, 2000, Mr. Oyster filed Amendment No. 1 to his Schedule 13D with the SEC, in which he publicly announced his proposal to purchase all of Pancho's issued and outstanding common stock for $5.00 per share. He also filed a copy of his September 22, 2000 letter addressed to the Board as an exhibit to his Schedule 13D.

         The special committee met on October 5, 2000 to discuss Mr. Oyster's public filing and consulted with WFVK in connection with the filing and other matters relating to Pancho's engagement of WFVK.

         In furtherance of the special committee's directive to seek and evaluate possible transactions to enhance stockholder value, approximately 60 potential purchasers and/or investors (including Mr. Oyster), which Pancho's management and WFVK believed would be interested in a possible transaction with Pancho's, based on their strategic fit and involvement in the restaurant business, were identified and contacted from November 3 to November 29, 2000, to determine if such companies had an interest in a possible transaction with Pancho's. Of these parties, approximately 46 received an executive summary on a no-name basis to further assess their interest level in such a transaction. Fifteen companies agreed to sign confidentiality agreements in order to receive confidential information packages containing information concerning Pancho's. Nine confidentiality agreements were signed and returned and these parties, including Mr. Oyster, received the confidential memorandum packages with respect to Pancho's, its businesses and operations. Of these parties, four potential purchasers and/or investors, including Mr. Oyster, expressed interest in the form of non-binding letters of interest. On December 19 and 21, 2000, meetings were held with management of Pancho's and three of the parties, including Mr. Oyster.


         From December 19, 2000 through March 31, 2001, the date of signing of the merger agreement, the special committee and WFVK continued discussions with the four parties that had submitted non-binding letters of interest as well as other parties that had not submitted non-binding letters of interest. The nature of the discussions was to determine if any of the interested parties would be able to submit binding letters in interest including sources of committed financing.

         In connection with the special committee's evaluation of possible transactions to enhance stockholder value, the special committee consulted with WFVK in regard to and considered and evaluated the feasibility of other transactions, including offerings of Pancho's common stock or other equity securities and/or obtaining investor or institutional debt financing to pay for the Company's reimaging program or other strategic plans to enhance stockholder value. As a result of such consultation and evaluation, and based on discussions with WFVK concerning market conditions for restaurant operations as well as conditions for companies with small market capitalizations, the special committee determined, and the Board agreed, that, due primarily to a general lack of market interest in equity securities of small restaurant chains and in Pancho's common stock, and in light of Pancho's declining same-store sales and corresponding decreases in cash flows and earnings, it would not be feasible to pursue such other transactions.


         The special committee met formally by telephone on October 27 and December 5, 2000 with representatives of WFVK to discuss the progress of WFVK's efforts and to discuss and evaluate the indications of interest received by WFVK in connection with its engagement.

         After consulting with WFVK and reviewing the results of the discussions with the parties possibly interested in doing a transaction with Pancho's, the special committee determined to pursue Mr. Oyster's proposal to purchase all of the outstanding common stock of Pancho's at $5.00 per share, subject to certain conditions. No competing offer exceeded or equaled the $5.00 offer made by Mr. Oyster. Mr. Oyster formally repeated his offer on January 25, 2001 in a letter addressed to the Board. The letter included a proposed term sheet for up to $5 million in financing from a third party financial source, subject such financial source's due diligence and a written commitment letter issued by such source. The offer letter was subsequently modified to clarify certain of the conditions of the offer that had been discussed among Mr. Oyster, members of the special committee, and representatives of WFVK after the special committee's and WFVK's review of the January 25 letter. Mr. Oyster also commenced a due diligence review of Pancho's in January 2001. On February 7, 2001, in response to receiving the revised offer letter from Mr. Oyster, WFVK confirmed with the special committee its understanding of the basic parameters of a merger transaction with Mr. Oyster, including a purchase price of $5.00 per share.


         On February 9 and 12, 2001, the special committee met formally by telephone with representatives of WFVK to discuss the parameters of a formal agreement with Mr. Oyster. A formal draft of a merger agreement was delivered to Mr. Oyster and his representatives on February 19, 2001. Further discussions and negotiations ensued during the months of February and March 2001 among members of the special committee, representatives of WFVK, and Mr. Oyster regarding his proposal and the merger agreement. During telephonic meetings of Pancho's Board held on February 27, February 28, and March 1, 2001, representatives of WFVK and members of the special committee informed the Board of, and the Board discussed, the progress of negotiations with Mr. Oyster. On March 5, 2001, the special committee met with representatives of WFVK by telephone to discuss the issues that had been raised in connection with the negotiations with Mr. Oyster.

         Following Pancho's annual meeting of stockholders on March 7, 2001, the Board held a regularly scheduled meeting and, among other matters, discussed the status of the negotiations with Mr. Oyster. The special committee met with Mr. Oyster immediately following the Board meeting in an effort to resolve certain outstanding business issues in connection with the merger agreement negotiations.

         On or about March 16, 2001, Mr. Oyster informed the special committee that he was reducing his offer to purchase the outstanding shares of Pancho's common stock from $5.00 a share to $4.70 per share, primarily as a result of declines in restaurant sales during the month of January, which caused a decrease in Pancho's working capital and net worth. The special committee met by telephone with representatives of WFVK on March 20, 2001 to discuss and evaluate the reduced offering price and to address other issues raised by Mr. Oyster regarding the declining restaurant sales. At the conclusion of the meeting, the special committee voted to recommend that the Board of Directors accept the terms of the merger agreement at a reduced price $4.70 per share.

         On March 21, 2001, the Board held a special meeting by telephone. All members of the Board were present at this meeting, along with representatives of WFVK and representatives of Haynes and Boone, LLP, outside counsel to Pancho's. At this meeting the representatives of WFVK and members of the special committee informed the Board of the status of the negotiations with Mr. Oyster, including the basis for the reduction in the price. A representative of Haynes and Boone, LLP outlined for the directors their duty in connection with the consideration of the proposed transaction with Parent. Representatives of WFVK further reviewed for the Board its financial analysis of the merger consideration and informed the Board that nothing had come to its attention that would prevent it from rendering an opinion as to the fairness, from a financial point of view, of the merger consideration. The Board also reviewed the conditions to the consummation of the proposed transaction, including the due diligence review required by Parent's lenders and Parent's obtaining a financial commitment from its lenders. After discussing these factors, WFVK's review and receiving input from members of the special committee, the Board determined to accept Mr. Oyster's proposal that the purchase price of the common stock be $4.70 per share. After full discussion of the proposed transaction, the Board of Directors determined that it was in the best interests of Pancho's and its stockholders to merge and become a subsidiary of Parent and voted to approve the execution of the merger agreement and the transactions contemplated thereby. The Board approved submitting the merger agreement to a special meeting of Pancho's stockholders with its recommendation that the merger agreement be approved.

         However, further discussions with Mr. Oyster revealed his additional concerns relating to the offered price per share. Mr. Oyster requested the right to reduce the price per share pursuant to a formula in the event Pancho's net worth and working capital decreased from the date of signing to the date of sending out the definitive proxy statement to Pancho's stockholders. Representatives of WFVK advised the special committee, and the special committee determined, however that it would not be in the best interests of Pancho's and its stockholders for the merger agreement to contemplate a reduction in the per share price. In lieu of this adjustment mechanism, the special committee and Mr. Oyster agreed to a per share price of $4.60. No competing offer exceeded the $4.60 offer of Mr. Oyster.


         All of the members of the Board met by telephone on March 27, 2001, to consider the revised per share price. Representatives of WFVK further reviewed for the Board its financial analysis of the merger consideration and again informed the Board that nothing had come to its attention that would prevent it from rendering an opinion as to the fairness, from a financial point of view, of the merger consideration at the price of $4.60 per share. After considering the advice of the representatives of WFVK and input from members of the special committee, the Board determined to accept the per share price of $4.60 per share.

         Following this meeting of the Board of Directors of Pancho's, representatives of Pancho's and Parent and their respective counsel concluded final negotiation of the merger agreement, and the agreement was signed by Pancho's, Parent and Sub on March 31, 2001. On April 2, 2001, the parties issued a joint press release announcing the execution of the merger agreement.

         Mr. Oyster, American Commercial Capital LLC and Rockbay Properties Ltd. II, a Texas limited partnership ("Rockbay"), entered into a commitment letter regarding the financing of the transactions contemplated by the merger agreement on May 10, 2001, and Mr. Oyster provided a commitment letter in regard to the remainder of the funds required to consummate the transactions contemplated by the merger agreement on May 14, 2001.

         On May 14, 2001, Pancho's entered into an engagement letter with WFVK regarding such firm's rendering an opinion to the Board of Directors of Pancho's that the merger consideration is fair to Pancho's stockholders from a financial point of view. On May 16, 2001, WFVK advised the special committee that it was prepared to render an opinion to the effect that, as of the date of the opinion and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration is fair, from a financial point of view, to the holders of Pancho's common stock. The Board met on May 16, 2001, to consider WFVK's analysis regarding the rendering of its fairness opinion, and at such meeting the Board accepted the fairness opinion. Although the special committee and the Board evaluated and analyzed Pancho's financial condition and results of operations, the special committee and the Board did not separately conduct substantive market analyses beyond those provided by WFVK. The special committee and the Board discussed these analyses with representatives of WFVK at the Board meetings held on March 21 and May 16, 2001. WFVK delivered its written opinion on May 16, 2001.


Reasons for the Merger; Recommendation of the Board of Directors

         The Board of Directors of Pancho's has determined that the merger is in the best interests of Pancho's stockholders. Accordingly, the Board of Directors of Pancho's has approved the merger agreement and recommends that Pancho's stockholders vote "FOR" approval and adoption of the merger agreement.

         In reaching its determination to approve the merger agreement, the Board considered a number of matters affecting the strategic alternatives available to Pancho's, including the following factors:


         . the limited trading volume and public float of Pancho's common stock, Pancho's small market capitalization, and diminishing research attention from market analysts, had adversely affected the trading markets for, and the value of, Pancho's common stock. The Board of Directors of Pancho's concluded that under the circumstances the $4.60 per share cash consideration to be received by stockholders pursuant to the merger agreement was preferable to continuing to hold shares in Pancho's as a public company. Accordingly, the Board of Directors of Pancho's concluded that Pancho's remaining an independent public company would not be likely to maximize stockholder value;


         . Despite the fact that the trading price of Pancho's common stock had briefly traded as high as $5.25, but closed at $4.00, on October 5, 2000 (the day Mr. Oyster amended his Schedule 13D to publicly announce his proposal to the Board to purchase the common stock at $5.00 per share) and had historically traded at prices that exceeded $4.60 per share in recent quarters (when Pancho's financial condition was stronger), the Board determined that the $4.60 per share price would maximize stockholder value considering Pancho's small market capitalization and the general lack of interest in Pancho's stock in the market and the Board's evaluation of the future prospects of Pancho's, and the effect of declining same-store sales and the corresponding decrease in Pancho's cash flows, earnings and company-generated working capital;


         . the inconsistent results of operations and slowed earnings growth of Pancho's in recent years. The Board of Pancho's also considered the impact that these factors had and could have on the value of Pancho's shares in the future and on Pancho's overall value as a going concern;

         . the price being offered by Parent which, when compared with the $3.27 average closing price of Pancho's common stock for the 30 trading days immediately prior to the announcement of the merger, represented a premium of 40.5% at a $4.60 per share purchase price;




         . the attractiveness of the all cash offer from Parent relative to the opportunities and feasibility of other possible strategic alternatives to enhance long-term stockholder value;

         . the fact that payment in cash eliminates any uncertainties in valuing the consideration to be received by the stockholders of Pancho's; and

         . the financial presentation of WFVK, including its opinion to the Board of Directors of Pancho's, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration, as more fully described below under the caption "Opinion of Pancho's Financial Advisor."

         The Board of Directors of Pancho's also considered the following negative factors concerning the merger:

         . the fact that Pancho's stockholders will no longer own shares of Pancho's common stock after the merger, which will not afford them the opportunity to participate in any growth in the business of Pancho's going forward; and


         . the risk that the merger will not be completed, and the disruption of Pancho's business if the merger is abandoned.

         This discussion of the information and factors considered by the Board of Directors of Pancho's is not intended to be exhaustive, but identifies material factors considered by the Board. In view of the wide variety of factors considered in connection with the evaluation and determination to approve and recommend the merger agreement with Parent, the Board of Directors of Pancho's found it impracticable and did not quantify or otherwise attempt to assign any relative or specified weights to the factors considered, and individual directors may have weighted factors differently.

Opinion of Pancho's Financial Advisor

         On May 16, 2001, WFVK advised the special committee that it was prepared to render an opinion to the effect that, as of the date of the opinion and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Pancho's common stock. WFVK delivered its written opinion on May 16, 2001. It is addressed to the Board of Directors of Pancho's in connection with the decision by the Board whether to approve the merger and/or recommend its approval to the stockholders, both of which the Board has subsequently done.

         The full text of WFVK's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by WFVK. This opinion is attached as Appendix B and is incorporated into this
                                     ----------
document by reference. WFVK's opinion is directed only to the fairness, from a financial point of view, of the merger consideration and does not address any other aspect of the merger or any related transaction. The opinion does not address Pancho's underlying business decision to effect the merger or constitute a recommendation to any stockholder as to how to vote with respect to any matters relating to the proposed merger. Holders of Pancho's common stock are encouraged to read this opinion carefully in its entirety for purposes of considering the recommendations made by the Board of Directors that the stockholders approve the merger. The summary of WFVK's opinion described below is qualified in its entirety by reference to the full text of its opinion.


         In arriving at its opinion, WFVK:

         .  reviewed the merger agreement;

         . reviewed Pancho's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended September 30, 2000, and its Quarterly Report on Form 10-Q for the period ended December 31, 2000 and its preliminary Quarterly Report on Form 10-Q for the period ended March 31, 2001;

         . reviewed certain operating, financial and other information, all as provided to WFVK by Pancho's management relating to Pancho's business and prospects;

         . met with certain members of Pancho's senior management to discuss Pancho's business, operations, historical financial results, and other information;

         . reviewed the historical prices, trading multiples and trading volumes of the shares of Pancho's common stock;

         . reviewed publicly available financial data, stock market performance data and trading multiples of companies which WFVK deemed generally comparable to Pancho's;

         . reviewed the terms of recent acquisitions of companies which WFVK deemed generally comparable to Pancho's and the merger transaction; and

         . conducted such other studies, analyses, inquiries and investigations as WFVK deemed appropriate.

         In rendering its opinion, WFVK relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information furnished to it by Pancho's or otherwise obtained by it. WFVK relied upon the assurances of the senior management of Pancho's that senior management was unaware of any facts that would make such information provided to WFVK incomplete or misleading.

         WFVK assumed that the transaction contemplated by the Merger Agreement will be consummated in a timely manner in accordance with the terms contained in the agreement, without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on Pancho's or Parent.

         In connection with rendering its opinion to the Board of Directors of Pancho's, WFVK performed a variety of financial analyses which are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by WFVK in connection with its opinion; however, the following summary discloses all material analyses performed and the material factors considered by WFVK in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies and the analysis of selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to Pancho's or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.


         WFVK believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying WFVK's analyses and opinion. None of the analyses performed by WFVK was assigned greater significance by WFVK than any other. WFVK arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. WFVK did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

         The estimates of Pancho's future performance provided by Pancho's management in or underlying WFVK's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than those estimates. In performing its analyses, WFVK considered industry performance, general business and economic conditions and other matters, many of which are beyond Pancho's control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

         The merger consideration was determined through negotiation between Pancho's and Parent, and the decision to enter into the merger was solely that of the Board of Directors of Pancho's. WFVK's opinion and financial analyses were only one of many factors considered by Pancho's Board in its evaluation of the merger and should not be viewed as determinative of the views of Pancho's Board or management with respect to the merger or the merger consideration.

         The following is a brief summary of the material financial analyses performed by WFVK and reviewed with the Board of Directors of Pancho's in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand WFVK's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and underlying assumptions, could create a misleading or incomplete view of WFVK's financial analyses.

Analysis of Selected Public Companies

         WFVK compared certain financial, trading and valuation information for Pancho's to certain publicly available financial, trading and valuation information for six selected companies, which, in WFVK's judgment, were comparable to Pancho's for purposes of this analysis. WFVK initially started with a "selected public company" universe of 137 companies and eliminated many of these companies due to the dissimilar nature of operations and size of the company. The selected public companies were chosen based on WFVK's judgement that they were similar to Pancho's. The criteria used included: Standard Industrial Classification Code 5812 ("eating places"), strategically similar companies, similar companies in terms of size of market capitalization, similar companies in terms of financial performance including: revenue, earnings and cash flow.


         The selected publicly traded restaurant companies consisted of:

         .  Fresh Choice, Inc.,

         .  Furrs Restaurant Group, Inc.,

         .  Garden Fresh Restaurant Corp.,

         .  Luby's Cafeterias, Inc.,

         .  Piccadilly Cafeterias, Inc., and

         .  Star Buffet, Inc.

         WFVK calculated and compared various financial multiples and ratios for the selected companies as follows:

                                                Total Market
   Selected              Stock Price as %      Capitalization         LTM Revenue           LTM EBITDA
  Companies              of 52-Week High        (in Millions)        (in Millions)         (in Millions)
-----------             ----------------      ----------------     ----------------      ----------------
Mean                         70.4%                $ 52.0                $242.8                $19.7
Median                       71.4%                $ 23.2                $184.6                $23.0
Range                  57.4%-82.8%           $8.9-$194.0          $78.4-$474.4           $6.3-$32.7
Pancho's*                    66.1%                $  5.1                $ 54.8                $ 0.5
____________________

   *     Pancho's stock price and market capitalization 30 trading days prior to the announcement of the merger
         April 1, 2001.

                        Ranges for the           Median                 Mean
Enterprise Value           Selected         (Excluding the         (Excluding the
as a Multiple of          Companies             Merger)                Merger)             The Merger
----------------       ----------------    ----------------       ----------------      ----------------
LTM EBITDA               2.82x-9.59x            3.65x                  4.42x                15.93x


                         Ranges for the        Median                    Mean
  Price as a                Selected      (Excluding the            (Excluding the
  Multiple of              Companies          Merger)                  Merger)             The Merger
----------------       ----------------    ----------------       ----------------      ----------------
Book Value as of
Latest Available
Balance Sheet             .29x-1.05x          .68x                        .68x                    .62x


         These data indicate that the implied Pancho's multiples based on the merger consideration of $4.60 per share are within the range of multiples for the selected public companies deemed comparable by WFVK.

Analysis of Selected Precedent Transactions


         WFVK reviewed and analyzed certain of the publicly available financial terms of selected merger and acquisition transactions which, in WFVK's judgment, were in the relevant industry segments and reasonably comparable to the merger, and compared the financial terms of these transactions to those of the merger. WFVK initially started with a "selected precedent transaction" universe of 274 transactions and eliminated many of these due to the dissimilar nature of operations, size of the company, transaction size and dissimilar deal structure. WFVK selected the foregoing merger and acquisitions of food companies as selected precedent transactions for purposes of this analysis because it believed that the parties to those transactions included companies with sufficiently similar operations to those of Pancho's to form a basis of comparison. The criteria used included: Standard Industrial Classification Code 5812 ("eating places"), strategically similar companies, and similar transactions in terms of size and financial performance of the target including: revenue, earnings, cash flow and enterprise value.


         WFVK compared the following transactions:

         . Compass Group PLC's transaction with Morrison Management Specialists Inc. closed April 6, 2001;

         . Hospitality Concepts LLC's transaction with BFX Hospitality Group Inc. closed December 22, 2000;

         . Carrols Corporation's transaction with Taco Cabana, Inc. closed December 20, 2000;

         . Private Group led by Management's transaction with (The) Quiznos Corp. closed December 12, 2000;

         . Landrys Seafood Restaurants, Inc.'s transaction with Rainforest Cafe, Inc. closed December 1, 2000;

         . Creative Host Services, Inc.'s transaction with GladCo Enterprises, Inc. closed October 9, 2000;

         . Caxton-Iseman Capital, Inc.'s transaction with Buffets, Inc. closed October 2, 2000;

         . Interfoods of America, Inc.'s transaction with RMS Family Restaurants, Inc. closed September 19, 2000; and

         . Jacksonville Restaurant Acquisition Corporation's transaction with Cuco's, Inc. closed August 30, 2000.

         WFVK calculated and compared for each of the selected transactions the total value of that transaction as a multiple of:

         . Latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA.

         The following table presents the results of this analysis, as compared to the corresponding value indicated for the merger.


    Transaction        Ranges for the           Median                 Mean
    Value as a            Selected          (Excluding the        (Excluding the
    Multiple of         Transactions            Merger)               Merger)               The Merger
-------------------   ----------------   --------------------   -------------------   ----------------------
Latest 12 Months
EBITDA                  4.44x-15.79x            9.45x                 9.31x                 15.93x

         WFVK also analyzed premiums paid in similar transactions as follows:

                       Ranges for the           Median                 Mean
                          Selected          (Excluding the        (Excluding the
   Premiums Paid        Transactions           Merger)                Merger)               The Merger
--------------------  -----------------  --------------------   -------------------   ----------------------
  30 Days Prior to
Merger Announce Date     13.6%-139.5%            46.7%                 59.9%                  32.6%


         These data indicate that the implied Pancho's multiples based on the merger consideration of $4.60 per share are above or within the range of multiples for the selected precedent transactions.


 Discounted Cash Flow Analysis

         WFVK performed a discounted cash flow analysis to determine the theoretical enterprise value of Pancho's and the theoretical equity value per share of Pancho's common stock under the following scenario:

         . Based on Pancho's operating at a "steady state" or essentially flat, based on the latest twelve month results as of March 31, 2001, which are consistent with management's forecast for fiscal year 2001.

         WFVK applied discount rates ranging from 14.0% to 18.0% and terminal value multiples of estimated 2005 EBITDA ranging from 3.0x to 5.0x, to derive theoretical enterprise value ranging from:

         .  $515,000 to $1,164,000.

         WFVK applied the same discount rates and terminal value multiples of estimated 2005 EBITDA to derive theoretical equity values per share ranging from:

         .  $(0.17) to $0.27.


         The discount rates of 14% to 18% were based on the cost of capital for the selected public companies. WFVK calculated the weighted average cost-of-capital for the selected public companies and then applied a size premium to account for risks inherent in smaller companies and unsystematic risk. This weighted average cost-of-capital was used to develop a range for the cost of capital for Pancho's from 14% to 18%.

         This analysis indicated a valuation range of Pancho's common stock of $(0.17) per share to $0.27 per share, as compared to the merger consideration of $4.60 per share.

Historical Trading Analysis

         WFVK reviewed the historical trading prices and volumes for Pancho's common stock. In addition, WFVK analyzed the consideration to be received by holders of Pancho's common stock pursuant to the merger agreement in relation to the stock price of Pancho's common stock at various times. Such analysis indicated that the $4.60 per share in cash to be received by Pancho's stockholders pursuant to the merger agreement represented:

         . a premium of 84.0% over the closing price per share of Pancho's common stock of $2.50 on March 27, 2001, the day prior to the day Pancho's announced it had entered into a definitive merger agreement with Sub;

         . a premium of 76.9% over the average closing price per share of Pancho's common stock of $2.60 for the five trading days day prior to the day Pancho's announced it had entered into a definitive merger agreement with Sub;

         . a premium of 40.5% over the average closing price per share of Pancho's common stock of $3.27 for the 30 trading days day prior to the day Pancho's announced it had entered into a definitive merger agreement with Sub; and

         . a premium of 30.3% over the average closing price per share of Pancho's common stock of $3.53 for the full year prior to the day Pancho's announced it had entered into a definitive merger agreement with Sub.


         The implied Pancho's premium percentages based on the merger consideration of $4.60 per share are within the range of premium percentages based on the premiums-paid data for the selected precedent transactions.


Miscellaneous

         In connection with its initial engagement of WFVK in August 2000, Pancho's agreed to pay WFVK, as compensation for its professional services, non-refundable retainers of $25,000 per month for three months, commencing on August 22, 2000. The retainers will be credited against the cash completion fee described below. Upon consummation of the merger, Pancho's has agreed to pay WFVK a cash completion fee of 4% of the total merger consideration. In connection with WFVK's separate engagement to render its fairness opinion to the Board of Directors, Pancho's has agreed to pay WFVK a fairness opinion fee of $250,000, $50,000 of which was paid upon commencement of the fairness opinion work by WFVK and $200,000 of which was paid when WFVK notified Pancho's that it was prepared to render the fairness opinion. The fairness opinion fees will be credited against the completion fee described above. In addition, Pancho's has agreed with regard to both engagements to reimburse WFVK for its reasonable expenses, including fees and disbursements of its counsel, and to indemnify WFVK and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagements.

         Pancho's selected WFVK as its exclusive financial advisor in connection with the merger because WFVK is an internationally recognized investment banking firm with substantial experience in similar transactions. WFVK is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwriting, competitive bids, secondary distributions of listed and unlisted securities and private placements.

         WFVK has previously been engaged by Pancho's to provide certain investment banking and financial advisory services, unrelated to the proposed merger, for which WFVK received customary fees. In the ordinary course of business, WFVK, its successors and affiliates may actively trade the securities of Pancho's and Parent for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

Source of Funds

         The total amount of funds required by Parent to acquire all the outstanding shares of Pancho's common stock and to pay its fees and expenses associated with the merger is estimated to be approximately $7.4 million. Of this amount, approximately $6.9 million will be required to pay the merger consideration, and the remainder will be used for payment of certain fees and expenses associated with the merger.

         Parent and Sub intend to effect the merger through the commitment letters (the "Commitment Letters") to provide the credit facilities described below, on the terms and conditions specified in the Commitment Letters. Because financing is a condition to the merger, each condition to funding set forth in the Commitment Letters is effectively a condition to effect the merger. There are numerous conditions to these financings, and there can be no assurance that such conditions will be satisfied or waived. These Commitment Letters have been filed by Pancho's with the SEC in a Current Report on Form 8-K, dated May 16, 2001.

         The amount of financing committed under the Commitment Letters is as follows:

         . borrowings by Rockbay Properties Ltd. II, a Texas limited partnership and an affiliate of Stephen Oyster ("Rockbay"), of up to $5 million (the "ACC Commitment") from American Commercial Capital LLC ("ACC") on the terms contained in ACC's commitment letter to Rockbay (the "ACC Commitment Letter"), which funds will in turn be transferred to the surviving corporation contemporaneously with the merger in return for certain of the real property of the surviving corporation; and

         . borrowings by Parent and Sub of an amount equal to the aggregate amount of the merger consideration and all other fees and expenses required to be paid by Parent and Sub in connection with the transactions contemplated by the merger agreement, less the ACC Commitment, from Stephen Oyster, as provided in a commitment letter from Mr. Oyster to Pancho's (the "Oyster Commitment Letter").

ACC Commitment Letter

         ACC has committed to loan Rockbay up to $5 million pursuant to the ACC Commitment Letter. The obligation of ACC to provide a loan pursuant to the ACC Commitment Letter is subject to the satisfaction of customary conditions and certain other conditions, including, but not limited to, the following:

         .  delivery of a commitment fee of $50,000 by Rockbay to ACC;

         . the negotiation, execution and delivery of various loan documents with respect to the loan, including a security promissory note, a security agreement and applicable guarantees, mortgages/deeds of trust and other legal documents that may be required by ACC;

         . the completion of the review and due diligence efforts that ACC deems necessary regarding the organization and capital structure of Rockbay and ACC's satisfaction with the results of such efforts, in its sole discretion;

         .  the closing of the loan no later than 30 days after June 15, 2001;

         . satisfactory disposition of all outstanding liens, claims, encumbrances or rights of other affecting the collateral for the loan;

         . the achievement and maintenance of certain fixed charge coverage ratio levels by the surviving corporation and Rockbay;

         . Rockbay's payment at closing of all closing costs, including ACC's attorneys' fees and disbursements;

         . Rockbay must be in full compliance with ACC's principal agreements for each location, and the terms thereof (including duration) must be satisfactory to ACC in all respects. ACC's counsel must be satisfied with the documentation, proceedings and legal opinions incident to the transaction;

         . there shall have been no material adverse change in any of Rockbay's or any guarantor's financial condition or prospects or with respect to any collateral since the date of the ACC Commitment Letter, and ACC shall have received trade and bank references satisfactory to it in its sole and absolute discretion;

         . ACC's environmental requirements for each unit location must be satisfied to ACC's discretion;

         . ACC shall have received, in form and substance satisfactory to ACC, updated unit level and corporate year to date profit and loss statements (and corresponding 2000 profit and loss statements) and a corporate balance sheet through such period that the financial data is not less than 90 days old form the anticipated closing date;

         . ACC shall have completed, in form and substance satisfactory to ACC, full lien, tax, LEXIS-NEXIS, public records, credit, judgment and background searches on the principal and Rockbay, and ACC shall have received satisfactory resolution of any identified items as determined by ACC;

         . ACC shall have received appraisal(s) of the units prepared by an independent appraiser, and the appraisal must meet certain specifications;

         . ACC shall have received, in form and substance satisfactory to ACC, a capital expenditure schedule for the collateral units for the past three fiscal years and a budget for the next three fiscal years;

         . the organization and structure of Rockbay shall be a special purpose entity, satisfying ACC's special purpose entity requirements or another entity satisfactory to ACC;

         . if at any time prior to closing, ACC learns of facts and circumstances, either pursuant to ACC's due diligence review or otherwise, that in the opinion of ACC could materially and adversely affect Rockbay, or the related collateral or business, or the program of loans of which the loans referred to in the ACC Commitment Letter are a part is terminated by ACC, ACC in its sole discretion may suggest alternative financing amounts or structures, or may decline to provide the proposed loan described in its Commitment Letter. Any matters which are not addressed in the ACC Commitment Letter or the term sheet attached to it will be subject to the approval of ACC in its sole discretion.

         Mr. Oyster has agreed to initially guarantee Rockbay's obligations to ACC.

Oyster Commitment Letter

         Pursuant to the Oyster Commitment Letter, Mr. Oyster, as President of Parent, has committed and agreed to provide an amount equal to the aggregate amount of the Merger Consideration and all other fees and expenses required to be paid by Parent and Sub in connection with the transactions contemplated by the Merger Agreement, less the ACC Commitment.

         Mr. Oyster's commitment and agreement contained in the Oyster Commitment Letter is contingent upon the occurrence of each of the following events:

         . certain of the conditions for a closing of the loans described in the ACC Commitment Letter shall have satisfied or waived and the closing contemplated by the ACC Commitment Letter shall have occurred; and

         . certain of the closing conditions contained in the merger agreement shall have been satisfied or waived and the merger agreement shall not have been terminated as provided in the merger agreement.

         Mr. Oyster represented and warranted to Pancho's in the Oyster Commitment Letter that he has the financial resources to fulfill the commitment contained in the Oyster Commitment Letter.

Material Federal Income Tax Consequences of the Merger

         The following summary discusses the material federal income tax consequences of the merger. The summary is based upon the Internal Revenue Code, applicable Treasury Department regulations thereunder and administrative rulings and judicial authority as of the date of this proxy statement. All of the foregoing are subject to change, possibly with retroactive effect, and any change could affect the continuing validity of the discussion. The discussion does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, tax-exempt organizations, foreign persons, persons that hold Pancho's common stock as part of a straddle or conversion transaction and persons who acquired shares of Pancho's common stock through the exercise of employee stock options or rights or otherwise as compensation or through a tax-qualified retirement plan. This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. The merger will be a taxable transaction to you. For United States federal income tax purposes, your receipt of cash in exchange for your shares of Pancho's common stock generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of Pancho's common stock. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you.

Anticipated Accounting Treatment

         Pancho's anticipates that the merger will be accounted for by Parent using the purchase method of accounting in accordance with generally accepted accounting principles.

Interests of Pancho's Directors and Officers in the Merger That May Differ from Your Interests

         When you consider the recommendation of Pancho's Board of Directors that you vote in favor of the merger, you should be aware that Pancho's directors and officers may have interests in the merger that may be different from, or in addition to, your interests. These interests include:

         . certain directors and officers have options that will accelerate as to vesting together with all outstanding options; each such unexercised option to purchase Pancho's common stock outstanding at the effective time of the merger with an exercise price of $4.60 or less will be converted into the right to receive an amount equal to $4.60 per share less the exercise price per share of such option (and less any applicable taxes required to be withheld) and options with an exercise price in excess of $4.60 per share will be cancelled;

         . Parent has agreed to continue the directors and officers indemnification insurance for current and former directors and officers of Pancho's for three years following the merger; and

         . Parent has agreed to honor the employment contracts of Messrs. Arrambide, Carlson, and Taylor. Mr. Arrambide is currently the Chairman of the Board and Chief Operations Officer of Pancho's. Mr. Carlson is currently a director, Senior Vice President, Administration, and Secretary of Pancho's. Mr. Taylor is currently a director, President, Chief Executive Officer and Treasurer of Pancho's.


         The total amount that the directors and executive officers will receive through the option vesting and exercise described above is approximately $41,308. The Company currently expects that the amount of the coverage of the directors and officers indemnification insurance described above will be approximately $5,000,000, and it is expected to remain at that level for the next three years.


Directors and Executive Officers of the Surviving Corporation

         The merger agreement provides that the directors of Sub, Stephen Oyster and Tina Oyster, will be the directors of the surviving corporation.

         The merger agreement provides that the officers of Pancho's at the effective time of the merger will be the officers of the surviving corporation. It is anticipated that shortly after the effective time of the merger, Stephen Oyster will be President and Chairman of the Board of Directors of the surviving corporation, and Tina Oyster will be the Secretary of the surviving corporation.

Consequences of the Merger; Plans for Pancho's after the Merger

         As a result of the completion of the merger, all of the capital stock of Pancho's will be owned by Parent; all current stockholders of Pancho's will not participate in Pancho's future earnings and growth; Parent and its affiliates will have the opportunity to benefit from any earnings and growth of Pancho's and will bear the risk of any decrease in Pancho's value; and, since Pancho's common stock will no longer be traded on the Nasdaq SmallCap Market, price quotations will no longer be available, and the registration of Pancho's common stock under the Securities Exchange Act will be terminated. Immediately following the completion of the merger, Parent and its affiliates expect that the business and operations of Pancho's will be continued as a subsidiary. The Board of Directors and management of the surviving corporation will, however, continue to evaluate Pancho's business, operations, corporate structure and organization and will make changes as they deem appropriate.

Conduct of Pancho's Business if the Merger is not Completed

         If the merger is not completed, we will evaluate Pancho's alternatives, including continuing to operate our business substantially in the manner it is operated today, reinitiating our previously announced reimaging program or evaluating and implementing other initiatives to improve sales and profitability of existing stores, and/or continuing to explore and identify strategic and financial alternatives to maximize stockholder value.


                             THE MERGER AGREEMENT

         The following is a brief summary of the material provisions of the merger agreement. Because this summary is not a complete description of the merger agreement, we urge you to carefully read the merger agreement in its entirety for a complete description of the terms and conditions of the merger. We have attached a copy of the merger agreement to this proxy statement as Appendix A and incorporate it by reference in this proxy statement.
----------

The Merger

         The merger agreement provides for a business combination in which Pancho's will merge with Sub, a wholly owned subsidiary of Parent. Upon completion of the merger, Sub will cease to exist and Pancho's, as the surviving corporation, will become a wholly owned subsidiary of Parent. The directors of Sub immediately prior to the merger will be the directors of Pancho's, as the surviving corporation, and the officers of Pancho's immediately prior to the merger will be the officers of the surviving corporation. It is anticipated that shortly after the effective time of the merger, Stephen Oyster will be President and Chairman of the Board of Directors of the surviving corporation, and Tina Oyster will be the Secretary of the surviving corporation.

When the Merger Will be Completed

         The closing of the merger is conditioned upon all material governmental consents and approvals required in order to effect the merger with respect to the transactions contemplated thereby having been received and that any required governmental notices and filings have been made. No assurance can be given, however, that the required consents and approvals will be obtained. Pancho's and Parent are not currently aware of any governmental approvals or action that may be required to effect the merger.


         We expect to complete the merger shortly after the stockholders meeting on July ___, 2001. The merger agreement provides that the closing of the merger will take place no later than the second business day after all of the conditions set forth in the merger agreement are satisfied or waived, unless Parent, Pancho's and Sub agree to another time or date. On the closing date, Sub and Pancho's will file a certificate of merger with the Secretary of State of each of Delaware and Nevada. The merger will become effective when the certificate of merger is duly filed or such other time as is set forth in the certificate of merger.


Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation

         When the merger is completed,

         . the certificate of incorporation of Pancho's will be amended as agreed upon by the parties to the merger agreement prior to the closing of the transaction;

         . the bylaws of Sub will become the bylaws of the surviving corporation;

         . the directors of Sub (Stephen Oyster and Tina Oyster) will become the directors of the surviving corporation; and

         . the officers of Pancho's will be the officers of the surviving corporation.

It is anticipated that shortly after the effective time of the merger, Stephen Oyster will be President and Chairman of the Board of Directors of the surviving corporation, and Tina Oyster will be the Secretary of the surviving corporation.

Conversion of Pancho's Shares

         At the effective time of the merger, each issued and outstanding share of Pancho's common stock (other than shares held by Parent or Sub and any shares of Pancho's common stock held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law and the merger agreement) will be automatically converted into the right to receive cash in the amount of $4.60 for each share of Pancho's common stock.

Stock Options

         All outstanding and unexercised Pancho's stock options shall be accelerated and will be converted into the right to receive an amount equal to $4.60 per share less the exercise price per share of Pancho's common stock provided in the Stock Option Agreement for each holder (and less any applicable taxes required to be withheld). All outstanding Pancho's stock options and all other options or warrants to purchase Pancho's common stock which are exercisable for a price per share of Pancho's common stock which is greater than $4.60 per share will be cancelled and of no further force or effect. Prior to the effective time of the merger, the exercise period for any outstanding Pancho's options will not be extended, nor will the vesting period be accelerated.

Employee Stock Purchase Plan

         The Pancho's Mexican Buffet, Inc. Employee Stock Purchase Plan, and all rights granted to participants thereunder, terminated March 31, 2001. Any payroll deductions in connection with Pancho's Stock Purchase Plan that were not used as of such time to purchase Pancho's common stock were refunded to the participants, without interest.

Payment for Pancho's Shares

         On the closing date of the merger, Parent will instruct Continental in its capacity as the paying agent to mail a transmittal letter to each former Pancho's stockholder or optionholder of record immediately prior to the effective time of the merger. The transmittal letter will contain instructions on how to surrender your shares of Pancho's common stock or options in order to receive the cash merger consideration. Pancho's stockholders should not send in their stock certificates until they receive the transmittal materials from Continental.

Procedures for Exchanging Your Stock Certificates

         On the closing date of the merger, Parent will instruct Continental, as paying agent, to mail to each former holder of record of Pancho's common stock or options a transmittal letter with instructions on how to exchange Pancho's stock certificates or options for the cash merger consideration.

     Please do not send in your Pancho's stock certificate until you receive the transmittal letter and instructions from Continental. Do not return your stock certificates with the enclosed proxy card. If your shares of Pancho's common stock are held through a broker, your broker will surrender your shares for cancellation.

     After you mail the transmittal letter and your stock certificates or option to Continental, your check will be mailed to you. The Pancho's stock certificate or option you surrender will be cancelled.

     After completion of the merger, there will be no further transfers of Pancho's common stock. Pancho's stock certificates presented for transfer after completion of the merger will be cancelled and exchanged for the cash merger consideration.

     If your Pancho's stock certificates have been lost, stolen or destroyed, you will have to provide evidence of your ownership of those certificates and that they were lost, stolen or destroyed before you receive any consideration for you shares. Continental will send you instructions on how to provide such evidence.

Representations and Warranties

     The merger agreement contains various customary representations and warranties of Pancho's, relating to, among other matters:

     .  its organization, good standing, corporate power and qualification;

     .  its capital structure;

     .  its corporate authority to enter into the contemplated transactions;

     . non-violation of organization documents of Pancho's and receipt of required filings and consents;

     . non-violation of instruments or obligations of Pancho's or its subsidiaries, except where such violation of a material agreement would not have a material adverse effect;

     .  required governmental approvals of the merger;

     .  the accuracy of its SEC filings;

     .  the information supplied by Pancho's in this proxy statement;

     . the absence of certain changes or events since September 30, 2000, the date of its last audited balance sheet;

     .  its permits and compliance with the terms of those permits;

     .  tax matters;

     .  the absence of undisclosed litigation;

     .  its compensation arrangements;

     .  its employee benefits plans;

     .  undisclosed liabilities since September 30, 2000;

     .  labor matters;

     .  its intellectual property;

     .  its owned properties;

     .  the applicability of certain state takeover statutes;

     . the required vote of Pancho's stockholders to approve the merger agreement;

     .  its affiliate transactions;

     .  compliance with worker safety laws;

     . the absence of brokers or other persons entitled to compensation in connection with the transactions contemplated by the merger agreement other than WFVK;

     .  its accounts receivable;

     .  its material contracts;

     .  environmental matters;

     .  regulatory compliance; and

     .  Pancho's Stockholders' Rights Plan.

     The merger agreement also contains various representations and warranties by Parent and Sub relating to, among other matters:

     .  their organization, good standing, corporate power and qualification;

     .  their corporate authority to enter into the contemplated transactions;

     . non-violation of their governing instruments and receipt of required filings and consents;

     . the veracity and completeness of information provided by Parent and Sub in connection with the preparation of this proxy statement;

     .  interim operations of Sub; and

     . absence of brokers or other persons entitled to compensation in connection with the transactions contemplated by the merger agreement other than WFVK.

Conduct of Business Prior to Closing

         Pancho's is subject to restrictions on its business conduct and operations until the merger is completed. Pancho's has agreed to conduct its business in the ordinary course, to cause its subsidiaries to conduct its business in the ordinary course and to use reasonable efforts to preserve intact its current business organizations, to keep available the services of its current officers and employees and to preserve its relationships and goodwill with customers, suppliers, and others having business dealings with it to the end that its goodwill and ongoing business are not impaired at the effective time of the merger. Accordingly, Pancho's has agreed, with certain exceptions and unless Parent otherwise agrees in writing, that it will not and will not permit any of its subsidiaries to:



         . (1) other than dividends paid by wholly-owned subsidiaries of Pancho's, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (2) other than in the case of any subsidiary of Pancho's, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (3) purchase, redeem or otherwise acquire any shares of capital stock of Pancho's or any other securities of Pancho's or any rights, warrants or options to acquire any such shares or other securities;


         . issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under Pancho's stock option plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Pancho's common stock upon the exercise of stock options under Pancho's stock option plans outstanding on the date of the merger agreement in accordance with their current terms and the issuance of Pancho's preferred stock and related Pancho's common stock or rights pursuant to Pancho's Stockholders Rights Plan in accordance with the terms of the Stockholder Rights Plan;

         .  amend its charter or bylaws;

         . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or, except in the ordinary course of business consistent with past practice, otherwise acquire or agree to acquire any assets;

         . sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its significant assets, other than in the ordinary course of business consistent with past practice (other than the lease of Pancho's Abilene, Texas location, which will expire on April 30, 2001, and will not be renewed);

         . except in regard to draws on Pancho's current line of credit, incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practices and (B) indebtedness, loans, advances, capital contributions and investments between Pancho's and any of its wholly-owned subsidiaries or between any of such wholly-owned subsidiaries, in each case in the ordinary course of business consistent with past practices;

         . alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Pancho's or any subsidiary of Pancho's;

         . except as provided by certain provisions of the merger agreement or as required by applicable law, enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any employee benefit plan or employment or consulting agreement;

         . increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of Pancho's or any of its subsidiaries who are not executive officers of Pancho's) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Pancho's or any of its subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; the parties further agreed that no bonus of any kind may be paid by Pancho's to any employee, officer or director of Pancho's prior to the effective time of the merger and no such bonus has been paid to any such person on or after December 31, 2000, to the date of the merger agreement; provided, further, that this prohibition will not prohibit Pancho's from paying monetary bonuses to its restaurant managers and supervisors in the ordinary course of business in accordance with its Bonus Program;

         . knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any subsidiary of Pancho's by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

         . make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting practices);

         . prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods;

         .  settle or compromise any tax liability claim in excess of $10,000;

         . settle or compromise any claims or litigation in excess of $10,000, or commence any litigation or proceedings;

         . except in regard to the renewal of Pancho's indemnification and insurance policy for its directors and officers, enter into or amend any agreement or contract (1) having a term in excess of 12 months and which is not terminable by Pancho's or a subsidiary of Pancho's without penalty or premium by notice of 60 days or less or (2) which involves or is expected to involve payments of $50,000 or more during the term thereof; enter into or amend any other agreement or contract material to Pancho's and its subsidiaries, taken as a whole; or purchase any real property, or make or agree to make any new capital expenditure or expenditures (other than the purchase of real property) which in the aggregate are in excess of $50,000;

         . pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms;

         . reprice, either directly or indirectly, any stock option of Pancho's or other right to purchase shares of Pancho's common stock; or

         . authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

No Solicitation Period

         Pancho's has agreed that it will not, and that it will not permit any of its subsidiaries to, and it shall use its best efforts not to permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, Pancho's or any of its subsidiaries to:

         . solicit, initiate or encourage the submission of, any Takeover Proposal (as defined below);

         . enter into any agreement with respect to or approve or recommend any Takeover Proposal; or

         . participate in any discussions or negotiations regarding, or furnish to any person any information with respect to Pancho's or any of its subsidiaries in connection with, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

         Pancho's and its Board of Directors may, however:

         . comply with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with regard to a tender or exchange offer; and

         . refer a third party to the applicable provisions of the merger agreement or make a copy of the applicable provisions of the merger agreement to any third party.

         In addition, prior to approval by the stockholders of the merger, if Pancho's receives an unsolicited request and:

         . the Board of Directors of Pancho's reasonably determines that a Takeover Proposal constitutes a Superior Proposal (as defined below);

         . a majority of the Board of Directors of Pancho's determines in good faith after consultation with outside counsel (who may be Pancho's regularly engaged outside counsel) that such actions are required by the fiduciary obligations of the Board of Directors of Pancho's; and

         .  Pancho's complies with the notification provisions described below,

then Pancho's may furnish information with respect to it and its subsidiaries to any person pursuant to a confidentiality agreement, in customary form and in any event containing terms, taken as a whole, at least as stringent as those contained in the Confidentiality Agreement between Pancho's and an affiliate of Mr. Oyster, and participate in discussions or negotiations with such person.

         Pancho's is required to advise Parent orally and in writing no later than 24 hours following receipt or inquiry of:

         . any Takeover Proposal or any inquiry with respect to or which reasonably could lead to any Takeover Proposal received by any officer or director of Pancho's or, to the knowledge of Pancho's, any financial advisor, attorney or other advisor or representative of Pancho's;

         . the material terms of such Takeover Proposal (including a copy of any written proposal); and

         . the identity of the person making any such Takeover Proposal or inquiry.

In addition, if Pancho's intends to furnish any person with any information with respect to any Takeover Proposal in accordance with the procedures described in the preceding paragraph, Pancho's must advise Parent orally and in writing of such intention not less than two business days in advance of providing such information. Pancho's must keep Parent fully informed of the status and material terms of any such Takeover Proposal or inquiry.

         A "Takeover Proposal" is defined in the merger agreement as any proposal for:

         . a merger or other business combination involving Pancho's or any of its subsidiaries,

         . any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of Pancho's representing 15% or more of the common stock or of the total voting securities of Pancho's outstanding, or

         . an offer to acquire in any manner, directly or indirectly, a substantial portion of the assets of Pancho's or any of its subsidiaries, other than the transactions contemplated by the merger agreement.

         A "Superior Proposal" is defined in the merger agreement as a bona fide proposal made by a third party to acquire Pancho's pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of Pancho's assets or otherwise on terms which a majority of the members of the Board of Directors of Pancho's determines, at a duly constituted meeting of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment to be more favorable to Pancho's stockholders than the merger (based on the advice of Pancho's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the merger) and for which financing, to the extent required, is then committed.

Additional Covenants of Parent and Pancho's

         Pancho's has agreed in the merger agreement as follows:

         . through the effective time of the merger, not to terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which Pancho's or any of its subsidiaries is a party, and to enforce such agreements during this period to the fullest extent permitted under applicable law;

         . to call, give notice of, convene and hold the special meeting, to recommend, through the Board of Directors, the approval of the merger agreement, and not to withdraw or modify this recommendation;

         . to make certain filings with the SEC concerning the proxy statement pertaining to the special meeting and to take certain other actions in connection with these filings;

         . subject to certain restrictions, to provide Parent and certain agents and representatives of Parent reasonable access to certain properties and records of Pancho's;

         . to cause Pancho's outstanding stock options to vest in fully and become exercisable immediately prior to the effective time of the merger; and

         . to take all actions necessary to terminate each stock option plan of Pancho's, along with any rights under any other plan, program, agreement or arrangement relating to the issuance or grant of capital stock of Pancho's, and to provide that no holder of stock options will have any right to receive shares of capital stock of Pancho's or the surviving corporation, upon the exercise of any stock option of Pancho's.

     Parent has agreed in the merger agreement as follows:

         . to cooperate with Pancho's in the preparation of the proxy statement;

         . to keep confidential certain information of Pancho's obtained by Parent pursuant to the merger agreement;

         . to cause all shares of common stock owned by Parent or any subsidiary or affiliate of Parent to be voted in favor of the merger; and

         . to maintain (or to cause the surviving corporation to maintain) in effect, for a period of one year immediately following the effective time of the merger, commercially reasonable employee benefit plans and arrangements and to provide employees with service credit, as applicable and subject to certain conditions, for service with Pancho's and its subsidiaries.

         Parent and Pancho's have each agreed in the merger agreement as follows:

         . to use reasonable best efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the transactions contemplated the merger agreement;

         . to use reasonable best efforts to not take any action, or enter into any transaction, that would cause any of its representations and warranties contained in the merger agreement to be untrue or result in a breach of any covenant made by it in the merger agreement;

         . to consult with the other regarding any public announcements it makes concerning the merger;

         . to use reasonable best efforts to grant such approvals and to take such actions as are necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to minimize the effects of any "fair price," "business combination" or "control share acquisition" statute or similar statute or regulation; and

         . to use reasonable best efforts to notify the other party of certain matters with respect to the merger agreement or any change or event that would be reasonably likely to have a material adverse effect on Pancho's.

Indemnification of Pancho's Officers and Directors

         From and after the effective time of the merger, Parent has agreed to cause the surviving corporation to indemnify and hold harmless all past and present officers and directors of Pancho's and of its subsidiaries to the fullest extent permitted by Delaware law for acts or omissions occurring at or prior to the effective time of the merger.

         In addition, Parent has agreed to cause the surviving corporation to provide, for an aggregate period of not less than three years from the effective time of the merger, Pancho's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the effective time of the merger on terms no less favorable to Pancho's existing policy, which is a claims made policy, or, if such insurance coverage is not available, the best available coverage. The surviving corporation, however, will not be required to pay an annual premium for such insurance in excess of 150% of the last annual premiums paid prior to the date of the merger. In such case, the surviving corporation will purchase as much coverage as possible for such amount.

Conditions to Closing

         The respective obligations of each party to effect the merger are subject to the fulfillment of the following conditions:

         . the approval of the merger agreement and the merger by Pancho's stockholders;

         . the expiration of any applicable waiting period under certain antitrust laws; and

         .   the absence of any legal prohibition against the merger.


Termination

         The parties to the merger agreement may agree to terminate the merger agreement by mutual consent at any time before completing the merger, even after Pancho's stockholders have approved the merger agreement and the merger.

         Either Parent or Pancho's may terminate the merger if:

         (1) any governmental entity has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Pancho's pursuant to merger and that order, decree or ruling or other action has become final and nonappealable.

         In addition, Parent or Sub may terminate the merger agreement if:

         (1) any governmental entity has brought, or threatened to bring, any suit, action or proceeding

             (a) challenging the acquisition by Parent or Sub of any shares of
                 Pancho's pursuant to the merger, seeking to restrain or prohibit the making or consummation of the merger or the performance of any of the other transactions contemplated by the agreement or seeking to obtain from Pancho's, Parent or Sub any damages relating thereto that are material in relation to Pancho's and its subsidiaries taken as a whole,

             (b) seeking to prohibit or materially limit the ownership or operation by Pancho's, Parent or any of their respective subsidiaries of a material portion of the business or assets of Pancho's and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel Pancho's or Parent to dispose of or hold separate any material portion of the business or assets of Pancho's and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the merger or any of the other transactions contemplated by the agreement, or

             (c) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of Pancho's or its subsidiaries;

         (2) (a) the representations and warranties of Pancho's contained in the merger agreement are not true and correct in each case at the date of the merger agreement and at the closing date of the agreement, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or exceptions contained therein) under such representations and warranties, taking all the inaccuracies under all such representations and warranties together in their entirety, do not, individually or in the aggregate, result in a material adverse effect on Pancho's; or

             (b) Pancho's fails to perform or comply in a material way with a material agreement it has made in the merger agreement and the failure cannot be cured within 30 days after the giving of notice to Pancho's;

         (3) (a) the Board of Directors of Pancho's or any committee of the Board of Directors withdraws or modifies in a manner adverse to Parent or Sub its approval or recommendation of the merger or the agreement, or approves or recommends any Takeover Proposal (as defined in the merger agreement), or

             (b) the Board of Directors of Pancho's or any committee of the
                 Board of Directors resolves to take any of the foregoing actions;

         (4) (a) the working capital of Pancho's as of the end of the calendar month immediately prior to the date of the filing of the definitive proxy statement, including all expenses of Pancho's in connection with the transactions contemplated by the merger agreement (including legal and accounting fees, costs associated with the stockholders' meeting and the proxy statement, and the fees of WFVK) is less than $(3,880,000), or

             (b) aggregate same store sales for the period from the beginning of fiscal year 2001 of Pancho's through the end of the calendar month immediately prior to the date of the filing of the definitive proxy statement compared with the aggregate same store sales for the corresponding period of the preceding fiscal year has decreased by more than 10%, or

             (c) prior to the date of the filing of the definitive proxy statement, Parent and Sub are not able to obtain and deliver certain financing commitment letters required by the merger agreement; or

         (5) the holders of more than 5% of the outstanding shares of Pancho's common stock perfect their right to dissent in accordance with the applicable provisions of the Delaware General Corporation Law and do not withdraw or lose such right.

         Further, Pancho's may terminate the agreement if:

         (1) after the payment of the termination fee described below, the Board of Directors reasonably determines that a Takeover Proposal constitutes a Superior Proposal and a majority of the Board of Directors of Pancho's determines, in its reasonable good faith judgment after consultation with outside counsel, that failing to terminate the merger agreement would constitute a breach of the Board's fiduciary duties under applicable law (and Pancho's has otherwise complied with certain other provisions of the merger agreement); or


         (2) (a) any of the representations or warranties of Parent or Sub made in the merger agreement that are qualified as to materiality are not true and correct in any respect or any such representations or warranties that are not so qualified are not true and correct in any material respect, or

             (b) Parent or Sub has failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Parent or Sub to be performed or complied with by it under the merger agreement and the untruth, incorrectness or failure cannot be or has not been cured within 30 days after the giving of written notice to Parent or Sub, as applicable.





Fees and Expenses

         Except as discussed below, whether or not the merger is consummated, Pancho's and Parent are each responsible for their respective expenses incurred in connection with the merger.

         Pancho's has agreed to pay to Parent the following amounts under the circumstances and at the times set forth as follows:

         . if Parent or Sub terminates the merger agreement because the Board of Directors of Pancho's or any committee of the Board of Directors has withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the merger or the agreement, or approves or recommends any Takeover Proposal (or resolves to take any of the foregoing actions), or

         . if Pancho's terminates the merger agreement to accept a Superior Proposal,

then Pancho's will pay certain expenses of Parent (not to exceed $150,000) and a $100,000 termination fee upon demand of Parent

         Parent has agreed to pay the following amounts under the circumstances and at the times set forth as follows:

         . if Pancho's terminates the merger agreement after the date of filing the definitive proxy statement with the SEC because of a breach the representations or warranties of Parent or Sub set forth in the merger agreement, under certain circumstances, or because of a failure of Parent or Sub to perform any material covenant in the merger agreement, under certain circumstances, then Parent will pay certain expenses of Pancho's and a $100,000 termination fee (in the aggregate not to exceed $250,000) upon demand of Pancho's.

         The definitive Proxy Statement will not be filed prior to Pancho's obtaining the Lender Commitment Letter.


                              THE SPECIAL MEETING

Place, Date, Time and Purpose

         The special meeting will be held at Pancho's Mexican Buffet, 1201 West Airport Freeway, Euless, Texas 76040, on ________________, July ____, 2001 at
10:00 a.m., local time. The purpose of the special meeting is to consider and vote on the proposal to approve and adopt the merger agreement and the merger.

Record Date and Outstanding Shares

         The holders of record of Pancho's common stock as of the close of business on May 21, 2001, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were 1,477,119 shares of Pancho's common stock outstanding held by approximately 652 stockholders of record.

Attending the Meeting

         If you are a beneficial owner of Pancho's common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Pancho's common stock held in street name in person at the meeting, you will have to obtain a written proxy or authorization in your name from the broker, bank or other nominee who holds your shares.

Vote Required; Quorum

         The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Pancho's common stock entitled to vote. Each share of common stock is entitled to one vote. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" the merger. Abstentions and broker non-votes also will have the same effect as a vote against the merger.

         Your broker or nominee does not have the right to vote your shares of Pancho's common stock without your instruction. It is important that you instruct your broker or nominee on how to vote your shares of Pancho's common stock for your shares to be represented at the special meeting.

         The holders of a majority of the outstanding shares of Pancho's common stock as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established. The Board of Directors of Pancho's recommends that you vote "FOR" approval and adoption of the merger agreement.

Proxies; Revocation

         Please mark, sign and date your proxy card and return it in the postage paid envelope provided.

         If you vote your shares of Pancho's common stock by signing and returning a proxy card, your shares will be voted at the special meeting as you indicate on the card. If no instructions are indicated on your signed proxy card, your shares of Pancho's common stock will be voted "FOR" the approval of the merger agreement and the merger proposal.

         If your shares are held in "street name" by your broker, do not follow the above voting instructions. Rather, your broker will provide you with separate, written instructions on voting your shares, and you should follow those instructions.

         You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the Secretary of Pancho's at 3500 Noble Avenue, Fort Worth, Texas 76111 or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. However, simply attending the special meeting will not revoke a proxy.

Expenses of Proxy Solicitation

         All expenses incurred in connection with solicitation of the enclosed proxy will be paid by Pancho's. Officers and employees of Pancho's may solicit proxies by telephone or in person. However, they will not be paid amounts in excess of their customary compensation for soliciting proxies. Pancho's also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services.

         Pancho's does not anticipate retaining a solicitation agent and information agent to assist in the solicitation of proxies. If it does engage such an agent, Pancho's anticipates that the agent would use the means described above, and Pancho's believes that the anticipated cost of the agent would not exceed $15,000.

Adjournments

         Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of Pancho's common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any proxies received by Pancho's will be voted in favor of an adjournment of the special meeting if the purpose of the adjournment is to provide additional time to solicit votes to approve the merger agreement, unless the stockholder has voted against the merger proposal. Thus, proxies voting against the merger will not be used to vote for adjournment of the special meeting for the purpose of providing additional time to solicit votes to approve the merger agreement and the merger. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Pancho's stockholders who have already sent in their proxies to revoke them at any time prior to their use.


                        APPRAISAL RIGHTS IN THE MERGER

         Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Pancho's common stock. Pancho's stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Pancho's will require strict compliance with the statutory procedures. A copy of Section 262 is attached as Appendix C.
                                                           ----------

         The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy
                                                   ----------
statement.

         Section 262 requires that stockholders be notified not fewer than 20 days before the special meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Pancho's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the
   ----------
requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

         If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

         . You must deliver to Pancho's a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of
             Section 262.

         . You must not vote in favor of the merger. A vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

         If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Pancho's common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Pancho's common stock.

         All demands for appraisal should be addressed to Samuel L. Carlson, Secretary, 3500 Noble Avenue, Fort Worth, Texas 76111, before the vote on the merger is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Pancho's common stock. The demand must reasonably inform Pancho's of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

         To be effective, a demand for appraisal by a holder of Pancho's common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

         If you hold your shares of Pancho's common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

         If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

         Within 10 days after the effective date of the merger, Parent must give written notice that the merger has become effective to each Pancho's stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Pancho's common stock. Within 120 days after the effective date, either Parent or any stockholder who has complied with the requirements of
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Parent has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder's previously written demand for appraisal.

         If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Parent, Parent will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with
Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

         After determination of the stockholders entitled to appraisal of their shares of Pancho's common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

         In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

         Costs of the appraisal proceeding may be imposed upon Parent and/or the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her Pancho's common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

         In view of the complexity of Section 262, Pancho's stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.


         BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         Pancho's has only one outstanding class of equity securities, its common stock, par value $.10. Unless otherwise indicated, all shares are owned directly, and the owner has sole voting and investment powers with respect thereto.

         The security ownership, as of May 21, 2001, of certain beneficial owners known to Pancho's to own more than five percent of its common stock was:

        Name and Address of             Amount and Nature of         Percent
         Beneficial Owner               Beneficial Ownership         of Class
------------------------------------ --------------------------- ---------------

Stephen Oyster                                 140,092                9.50%
   3825 Lake Austin Blvd.
   Austin, Texas 78703

Kevin C. King                                   99,100                6.72%
   P.O. Box 79099
   Houston, Texas 77029-9099

Dimensional Fund Advisors Inc. (1)              82,663                5.59%
   1299 Ocean Ave., 11/th/ Floor
   Santa Monica, California 90401

Carolina S. Arrambide (2)                       79,974                5.43%
   3116 Westador Drive
   Arlington, Texas 76015
Hollis Taylor                                   79,242 (3)            5.08%
   3500 Noble Avenue
   Fort Worth, Texas 76111

_____________________________

(1) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 82,663 shares of Pancho's Mexican Buffet stock as of March 31, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(2) Carolina S. Arrambide is the sole beneficiary of the Estate of Jesse Arrambide Jr. which includes 53,617 shares of Pancho's Mexican Buffet, Inc. common stock.

(3) This amount includes 28,166 shares subject to options that are exercisable within the next sixty days.


         Cede & Co. and other central clearinghouses were the record holders of approximately 1,074,407 shares (72.7%), which include shares beneficially owned by some of the entities listed above.

         The security ownership as of May 21, 2001, including shares subject to options that are exercisable in the next 60 days (all Common Stock) of (1) Directors and executive officers and (2) Directors and executive officers as a group, was:

           Name of                               Amount and Nature of                  Percent
       Beneficial Owner                        Beneficial Ownership (1)                of Class
------------------------------------------   -----------------------------     -----------------------
Hollis Taylor                                            79,242 (2)                        5.08%
Jesse Arrambide, III                                     40,365 (3)                        2.60%
Samuel L. Carlson                                        20,886                            1.34%
Robert L. List                                           13,200 (4)                          *
Rudolph Rodriguez, Jr.                                   14,553 (4)                          *
Tomas S. Orendain                                        13,200 (4)                          *
George N. Riordan                                        13,201 (6)                          *
David Oden                                                5,822 (7)                          *
Joanne Keates                                             1,194                              *
All Directors and executive officers                    201,643 (5)                       12.94%
   as a group

________________________________________

*        Less than 1%.


(1) Based on presently exercisable options which are indicated in the following footnotes to this table, the percentage ownership is calculated on the assumption that the shares presently purchasable, or purchasable within the next sixty days, underlying such options are outstanding.

(2) This amount includes 28,166 shares subject to options that are exercisable within the next sixty days.

(3) This amount includes 27,166 shares subject to options that are exercisable within the next sixty days.

(4) This amount includes 6,330 shares subject to options that are exercisable within the next sixty days.

(5) This amount includes 81,152 shares that directors and executive officers have the right to acquire within the next sixty days through the exercise of stock options.

(6) This amount includes 5,664 shares subject to options that are exercisable within the next sixty days.

(7) This amount includes 1,166 shares subject to options that are exercisable within the next sixty days.


                      WHERE YOU CAN FIND MORE INFORMATION

         Pancho's files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Pancho's files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Pancho's public filings are also available to the public from document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

         If you would like to request documents from Pancho's, please do so at least five business days before the date of the special meeting in order to receive timely delivery of such documents prior to the special meeting. Pancho's will send any document so requested to the requesting stockholder by first-class mail or other equally prompt means within one day of receiving the request. Please address your request for documents as follows:

                  Pancho's Mexican Buffet, Inc.
                  3500 Noble Avenue
                  Fort Worth, Texas 76111
                  (817) 831-0081
                  Attention:  Samuel L. Carlson


                                 OTHER MATTERS

         You should rely only on the information contained in this proxy statement to vote your shares at the meeting. Pancho's has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June ___, 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this document to stockholders is not intended to create any implication to the contrary.


         If the merger proposal is approved and the merger completed, you will no longer own shares of Pancho's, and Pancho's will not solicit proxies for an annual meeting in 2002. If the merger proposal is not approved, Pancho's intends to conduct the next annual meeting on approximately January 23, 2002. The deadline for submitting a stockholder proposal for inclusion in Pancho's proxy statement and form of proxy for Pancho's 2002 Annual Meeting of Stockholders, if held, is August 22, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so after October 25, 2002 and before the close of business on November 25, 2002. Stockholders are also advised to review Pancho's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Pancho's suggests that all such proposals be sent by certified mail, return receipt requested.

         The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

                              By Order of the Board of Directors



                              Hollis Taylor
                              President
                              And Chief Executive Officer

Fort Worth, Texas

June ___, 2001

                                                                      Appendix A

                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             PANCHO'S FOOD'S, INC.

                          PANCHO'S RESTAURANTS, INC.

                                      AND

                         PANCHO'S MEXICAN BUFFET, INC.

                          Dated as of  March 31, 2001

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I THE MERGER..........................................................   1

     Section 1.1 The Merger...................................................   1

     Section 1.2 Effective Time...............................................   1

     Section 1.3 Effects of the Merger........................................   2

     Section 1.4 Charter and Bylaws; Directors and Officers...................   2

     Section 1.5 Conversion of Securities.....................................   2

     Section 1.6 Exchange of Certificates.....................................   3

     Section 1.7 Further Assurances...........................................   5

     Section 1.8 Closing......................................................   5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...................   5

     Section 2.1 Organization.................................................   5

     Section 2.2 Authority....................................................   5

     Section 2.3 Consents and Approvals; No Violations........................   6

     Section 2.4 Information Supplied.........................................   7

     Section 2.5 Interim Operations of Sub....................................   7

     Section 2.6 Brokers......................................................   7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................   7

     Section 3.1 Organization, Standing and Power.............................   7

     Section 3.2 Capital Structure............................................   8

     Section 3.3 Authority....................................................   9

     Section 3.4 Consents and Approvals; No Violation.........................   9

     Section 3.5 SEC Documents and Other Reports..............................  10

     Section 3.6 Information Supplied.........................................  11

     Section 3.7 Absence of Certain Changes or Events.........................  11

     Section 3.8 Permits and Compliance.......................................  12

     Section 3.9 Tax Matters..................................................  13

     Section 3.10 Actions and Proceedings.....................................  14

     Section 3.11 Compensation Agreements.....................................  14

     Section 3.12 Employee Benefits...........................................  14

     Section 3.13 Liabilities.................................................  16

     Section 3.14 Labor Matters...............................................  16

     Section 3.15 Intellectual Property.......................................  16

     Section 3.16 Title to Assets.............................................  17

     Section 3.17 State Takeover Statutes.....................................  20

     Section 3.18 Required Vote of Company Stockholders.......................  20

     Section 3.19 Transactions with Affiliates................................  20

     Section 3.20 Brokers.....................................................  21

     Section 3.21 Compliance with Worker Safety Laws..........................  21

     Section 3.22 [Reserved]..................................................  21

     Section 3.23 Accounts Receivable.........................................  21

     Section 3.24 Certain Agreements..........................................  22

     Section 3.25 Environmental Matters.......................................  22

     Section 3.26 Regulatory Compliance.......................................  24

     Section 3.27 Company Rights Agreement....................................  24

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS..........................  24

     Section 4.1 Conduct of Business by the Company Pending the Merger........  24

     Section 4.2 No Solicitation..............................................  27

     Section 4.3 Third Party Standstill Agreements............................  28

ARTICLE V ADDITIONAL AGREEMENTS...............................................  28

     Section 5.1 Stockholder Meeting..........................................  28

     Section 5.2 Access to Information........................................  29

     Section 5.3 Fees and Expenses............................................  29

     Section 5.4 Company Stock Options........................................  30

     Section 5.5 Reasonable Best Efforts......................................  30

     Section 5.6 Public Announcements.........................................  31

     Section 5.7 State Takeover Laws..........................................  31

     Section 5.8 Indemnification; Directors and Officers Insurance............  31

     Section 5.9 Notification of Certain Matters..............................  32

     Section 5.10 Employee Benefit Plans......................................  32

     Section 5.11 Pamex of Texas, Inc.........................................  32

ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER.................................  32

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger...  33

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.................................  33

     Section 7.1 Termination..................................................  33

     Section 7.2 Effect of Termination........................................  36

     Section 7.3 Amendment....................................................  36

     Section 7.4 Waiver.......................................................  36

ARTICLE VIII GENERAL PROVISIONS...............................................  37

     Section 8.1 Non-Survival of Representations and Warranties...............  37

     Section 8.2 Notices......................................................  37

     Section 8.3 Interpretation; Certain Definitions..........................  38

     Section 8.4 Counterparts.................................................  39

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries...............  40

     Section 8.6 Governing Law................................................  40

     Section 8.7 Assignment...................................................  40

     Section 8.8 Severability.................................................  40

     Section 8.9 Enforcement of this Agreement................................  40

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of March 31 , 2001 (this "Agreement"), among Pancho's Foods, Inc., a Nevada corporation ("Parent"),
----------                                                       ------
Pancho's Restaurants, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("Sub"), and Pancho's Mexican Buffet, Inc., a Delaware corporation
            ---
(the "Company") (Sub and the Company being hereinafter collectively referred to
      -------
as the "Constituent Corporations").
        ------------------------


                              W I T N E S S E T H:


          WHEREAS, the Board of Directors of each of Parent, Sub and the Company has adopted resolutions approving this Agreement, pursuant to which Sub shall be merged with and into the Company and the Company shall become a wholly owned direct subsidiary of Parent (the "Merger"), and the Board of Directors of each
                                  ------
of Sub and the Company has adopted a resolution recommending the Merger be approved by the stockholders of Sub and the Stockholders (as defined below), respectively;

          WHEREAS, at a meeting to be called by the Board of Directors, the holders (the "Stockholders") of Common Stock, $.10 par value, of the Company
              ------------
("Company Common Stock") will consider and vote on the Merger and this
----------------------
Agreement; and

          WHEREAS, through action and consent Parent, as the sole stockholder of Sub, has approved the Merger and this Agreement:

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions
                  ----------
hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Sub shall be merged with and into the Company
                           ----
at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to
                                   ---------------------
and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly-owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

      Section 1.2 Effective Time. The Merger shall become effective when the
                  --------------
certificate of merger (the  "Certificate of Merger"), executed in accordance
                             ---------------------
with the relevant provisions of
the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations,
--------  -------
the Certificate of Merger may provide for a later date of effectiveness of the Merger. When used in this Agreement, the term "Effective Time" shall mean the
                                               --------------
date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

      Section 1.3 Effects of the Merger. The Merger shall have the effects set
                  ---------------------
forth in this Agreement and the DGCL.

      Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the
                  -------------------------------------------
Effective Time, the Certificate of Incorporation, as amended, as further amended to read in its entirety as in a form to be agreed upon by the parties prior to the Closing, of the Company (the "Company Charter") shall be the Certificate of
                                  ---------------
Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Company Charter or applicable law.

          (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.5 Conversion of Securities. (a) As of the Effective Time, by
                  ------------------------
virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (i) Each issued and outstanding share of common stock, par value $0.005per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (ii)  All issued and outstanding shares of Company Common  Stock

     ("Shares") that are held in the treasury of the Company or by any wholly-
     --------
     owned Subsidiary of the Company and any Shares owned by Parent or by any wholly-owned Subsidiary of Parent shall be canceled, and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (iii) Subject to the provisions of Section 1.5(a)(iv), each Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(a)(ii) and other than Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $4.60 (the "Merger Consideration"). All such Shares, when so converted,
                 --------------------
     shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (iv) Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Shares") will not be exchangeable for the right to receive the
     ------------------
     Merger Consideration, and holders of such Shares will be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company will give Parent prompt notice of any demands received by the Company for appraisals of Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          (b) Each Company Stock Option (as hereinafter defined) shall be treated in accordance with Section 5.4 of this Agreement.

      Section 1.6 Exchange of Certificates. (a) Paying Agent. Prior to the
                  -------------------------     ------------
Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the
             ------------
Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent cash in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 1.5. Any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be paid over to Parent.

          (b) Exchange Procedure. As soon as reasonably practicable after the
               -------------------
Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which
                              ------------
shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions not inconsistent with this Agreement as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, Parent shall cause the Paying Agent to pay the holder of such Certificate, in exchange for such Certificate, the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.6, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.5. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made by the Parent or the Paying Agent.

          (c) No Further Ownership Rights in Shares. All cash paid upon the
              --------------------------------------
surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

          (d) Termination of Payment Fund. Any portion of the funds made
              ----------------------------
available to the Paying Agent to pay the Merger Consideration which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article I and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled.

          (e) No Liability. None of Parent, Sub, the Company or the Paying
              -------------
Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article I would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

          (f) Lost Certificates. If any Certificate shall have been lost, stolen
              -----------------
or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the amount of cash to which the holders thereof are entitled pursuant to Section 1.5.

      Section 1.7 Further Assurances. If at any time after the Effective Time
                  ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

      Section 1.8 Closing. The closing of the Merger (the "Closing"), and all
                  -------                                   -------
actions specified in this Agreement to occur at the Closing, shall take place at the offices of Haynes and Boone, LLP, 201 Main Street, Suite 2200, Fort Worth, Texas 76102, at 5:00 p.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article V shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

      Section 2.1 Organization. Each of Parent and Sub is a corporation duly
                  -------------
organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Sub.

      Section 2.2 Authority. On or prior to the date of this Agreement, the
                  ----------
Boards of Directors of Parent and Sub have declared the Merger advisable and approved and adopted this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement, and each of Parent and Sub has all requisite corporate power and authority to consummate the transactions contemplated in this

Agreement. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including Board action) on the part of Parent and Sub subject, in the case of this Agreement, to the filing of the Certificate of Merger as required by the DGCL. Each of Parent and Sub has duly executed and delivered this Agreement, and (assuming the valid authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of each of Parent and Sub enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, creditor's rights and equitable remedy laws.

      Section 2.3 Consents and Approvals; No Violations. Assuming that all
                  --------------------------------------
consents, approvals, authorizations and other actions described in this Section
2.3 have been obtained and all filings and obligations described in this Section
2.3 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or the by-laws of Parent or Sub, each as amended to date, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent or Sub, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect
                          -------------------
to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the
                                                            -------
Securities Exchange Act of 1934 (the "Exchange Act"), (ii) the filing of the
                                      ------------
Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) applicable
                                      ------------------------
requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws"),
                                                               -------------
(vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material

Adverse Effect on Parent or Sub, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

      Section 2.4 Information Supplied. None of the information supplied or to
                  ---------------------
be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting (as
              ---------------
hereinafter defined) will, at the time the Proxy Statement is first mailed to the Company's Stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      Section 2.5 Interim Operations of Sub. Sub was formed solely for the
                  --------------------------
purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      Section 2.6 Brokers. No broker, investment banker, financial advisor or
                  --------
other person, other than Wells Fargo Van Kasper, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to Parent and Sub as follows:

      Section 3.1 Organization, Standing and Power. The Company is a corporation
                  --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. A list of all Subsidiaries of the Company, together with the jurisdiction of incorporation of each Subsidiary, the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary and the name of any person other than the Company or another Subsidiary that owns capital stock of the Subsidiary, is set forth in Section
3.1 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter").
                                               --------------

      Section 3.2 Capital Structure. (a) As of the date hereof, the authorized
                  -----------------
capital stock of the Company consists of 20,000,000 Shares and 500,000 shares of Preferred Stock, par value $10.00 per share ("Company Preferred Stock").
                                              -----------------------

          (b) At the close of business on the date of this Agreement and on the Effective Date:

               (i) 1,477,119 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

               (ii) no shares of Company Preferred Stock were issued and outstanding;

               (iii) 22,066 Shares were held in the treasury of the Company or by Subsidiaries of the Company;

               (iv) 76,663 Shares were reserved for issuance upon the exercise of outstanding vested and exercisable stock options issued under the Company's 1992 Stock Option Plan, as amended, and 1998 Restricted Stock Plan for Non-Employee Directors (the "Company Stock Option
                                                      --------------------
          Plans"); and
          -----

               (v) 95,855 Shares were reserved for issuance upon the exercise of outstanding unvested or unexercisable stock options issued under the Company Stock Option Plans which options will be cancelled prior to the Effective Time without incurring any monetary or other obligation to the Company, the Parent or the Sub to any holder of any such option;

          (c) Section 3.2 of the Company Letter contains a correct and complete list as of the date of this Agreement of each outstanding option to purchase Shares issued under any of the Company Option Plans (collectively, the "Company
                                                                        -------
Stock Options"), including the holder, date of grant, term, exercise price and
-------------
number of shares of Company Common Stock subject thereto and whether the option is vested and exercisable or subject to acceleration.

          (d) Except for the (i) Company Stock Options (Company Stock Options to purchase 95,855 shares to be cancelled as indicated above), (ii) the issuance of Company Common Stock pursuant to the 1998 Restricted Stock Plan for Directors, and (iii) and the Rights Agreement dated as of January 30, 1996, by and between the Company and Continental Stock Transfer & Trust Company, as successor to KeyCorp Shareholder Services, Inc., as Rights Agent (as amended, the "Company
                                                                      -------
Rights Agreement"), pursuant to which the Company has issued rights (the
----------------
"Company Rights") to purchase shares of the Company's Series A Junior
---------------
Participating Preferred Stock, there are no options, warrants, calls, rights, contractual rights, or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement; provided, however, that the right of any stockholder of the Company or any benefit that any stockholder of the Company has under the Company Rights Agreement will not be triggered as a result of the transactions hereunder as further provided in Section 3.27. Except as set forth in Section 3.2 of the Company Letter, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of or any equity interests in the Company or any Subsidiary. No additional shares are available to be issued to the Directors pursuant to the 1998 Restricted Stock Option Plan for Directors, and thus, none will be so issued.

          (e) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.2 of the Company Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

          (f) The Company does not have any outstanding bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities whether or not having the right to vote) with the Stockholders of the Company on any matter.

      Section 3.3 Authority. On or prior to the date of this Agreement, the
                  ---------
Board of Directors of the Company has unanimously declared the Merger advisable and fair to and in the best interest of the Company and its Stockholders, approved and adopted this Agreement and the transactions contemplated hereby in accordance with the DGCL, and directed that this Agreement be submitted to the Company's Stockholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the Stockholders of the Company of this Agreement and the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including Board action) on the part of the Company, subject to (x) approval and adoption of this Agreement and the Merger by the Stockholders of the Company and
(y) the filing of the Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      Section 3.4   Consents and Approvals; No Violation.  Except as disclosed
                    ------------------------------------
in Section 3.4 of the Company Letter, assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business,
(iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) applicable requirements, if any, of Blue Sky Laws or the Nasdaq SmallCap Market, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

      Section 3.5 SEC Documents and Other Reports. The Company has filed all
                  -------------------------------
required documents (including proxy statements) with the SEC since October 1, 1999 (the "Company SEC Documents"). As of their respective dates, the Company
           ---------------------
SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act,
                                         --------------
as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles consistently followed ("GAAP") (except, in the case of the
                                              ----
unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by GAAP, the Company has not, since October 1, 1999, made any change in the accounting practices or policies applied in the preparation of financial statements. Since October 1, 1998, the SEC has not (i) to the Knowledge of the Company, conducted any investigation of the Company, (ii) initiated any enforcement action against the Company or (iii) provided to the Company any comments on any of the Company SEC Documents, and, to the Knowledge of the Company, no such investigation, enforcement action or comments is pending or threatened.

     Section 3.6    Information Supplied.  None of the information supplied or
                    ---------------------
to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's Stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

     Section 3.7    Absence of Certain Changes or Events. Except as disclosed in
                    ------------------------------------
the Company SEC Documents filed with the SEC prior to the date of this Agreement or as set forth in Section 3.7 of the Company Letter since October 1, 2000, (i) the Company and its Subsidiaries have not (A) incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) caused any of their assets to become subject to any pledge, lien or security interest, other than (y) liens for taxes that are not yet due and payable, and
(z) with respect to real property, minor imperfections of title, if any, none of which materially detracts from the value of the property, and zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto, or (C) loaned any funds to any third person, other than accounts receivable of the Company or its Subsidiaries incurred in the ordinary course of business, (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (iii) there has been no change in the capital stock of the Company, except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options and the issuance of Company Common Stock under the Company's 1998 Restricted Stock Plan for Directors, and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (iv) there has not been (A) any adoption of a new Company Plan (as hereinafter defined), (B) any amendment to a Company Plan increasing benefits thereunder or any repricing, directly or indirectly of any Company Stock Option or other right to purchase shares of Company Common Stock, (C) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date hereof, (D) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date hereof or (E) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee, (v) there has not been any material changes in the amount or terms of the indebtedness of the Company and its Subsidiaries from that described in the Company SEC Documents filed prior to the date hereof and (vi) there has been no event causing a Material Adverse Effect on the Company, nor any development that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Company.

     Section 3.8    Permits and Compliance.  (a) Each of the Company and its
                    ----------------------
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity or other third party necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits
 ---------------
would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation, (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, or (D) any Company Permits except, in the case of clauses (B), (C) or (D), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or other third party.

          (b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there are no contracts or agreements of the Company or its Subsidiaries having terms or conditions which would have a Material Adverse Effect on the Company or having covenants not to compete that materially impair the ability of the Company to conduct its business as currently conducted or purport to bind any stockholder or any Affiliated Person (as defined herein) of any stockholder of the Company after the Effective Time. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, and the Company has not received written notice of any such event of default.

     Section 3.9    Tax Matters.  Except as otherwise set forth in Section 3.9
                    -----------
of the Company Letter, (i) the Company and each of its Subsidiaries have filed all Tax Returns (as hereinafter defined) required to have been filed, and such Tax Returns are correct and complete and disclose all Taxes (as hereinafter defined) required to be paid by the Company and its Subsidiaries for the periods covered thereby, except to the extent that any failure to so file or any failure to be correct and complete or to disclose all Taxes required to be paid would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being contested in good faith; (iii) the Company and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes, except to the extent that any failure or failures to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) the income and franchise Tax Returns filed by or on behalf of the Company and each of its Subsidiaries for the taxable years ended September 30, 1998, September 30, 1999, and September 30, 2000, have not been audited by the Internal Revenue Service ("IRS") or relevant state taxing authorities, and
                                ---
the statute of limitations with respect assessment of Taxes for taxable years prior to that time have expired; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Company and each of its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or properly reflected on the books of the Company; and (viii) there is no action, suit, investigation, audit, claim or assessment pending or, to the Knowledge of the Company, proposed or threatened with respect to Taxes of the Company or any Subsidiary; (ix) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens relating to current Taxes not yet due; (x) none of the Company or any Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; (xi) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA") and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement; (xii) no liability for any state or local Taxes attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, or any penalties or interest with respect thereto, will be incurred in connection with the consummation of the Merger; (xiii) except as may be limited by the transactions contemplated by this Agreement, the "regular" and, if applicable, "alternative minimum tax" net operating loss carry forwards of the Company and its Subsidiaries for each of the taxable years ended on or prior to September 30, 2000 (collectively, the "NOLs") are set forth (for each year)
                                          ----
in Section 3.9 of the Company Letter and are each available to the Company (or the applicable Subsidiary) for the period set forth in Section 172(b)(1)(A) of the Code as in effect for the taxable year in which the applicable NOL was incurred; and (xiv) except as may be limited as a result of the transactions contemplated by this Agreement, immediately prior to the Effective Time, none of the NOLs will constitute separate return limitation year (SRLY) losses, consolidated return change of ownership (CRCO) losses or "dual consolidated losses" and none of the NOLs will be limited by sections 382 or 384 of the Code and the regulations thereunder.

     Section 3.10   Actions and Proceedings.  There are no outstanding orders,
                    -----------------------
judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or to the Knowledge of the Company against or involving any of the present or former directors, officers, employees, consultants, agents or Stockholders of the Company or any of its, any of the properties, assets or business of the Company or any of its Subsidiaries or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. Except as set forth in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or to the Knowledge of the Company any of its or their present or former directors, officers, employees, consultants, agents or Stockholders, or any of the properties, assets or business of the Company or any of its Subsidiaries or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or to the Knowledge of the Company any of its or their present or former officers, directors, employees, consultants, agents or Stockholders, or any of the properties, assets or business of the Company or any of its Subsidiaries relating to the transactions contemplated by this Agreement.

     Section 3.11   Compensation Agreements.  Except as set forth in Section
                    -----------------------
3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan (collectively, the "Compensation Agreements"), pension plan (as defined in Section 3(2) of ERISA)
 ------------------------
or welfare plan (as defined in Section 3(1) of ERISA), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in Section 3.11 of the Company Letter, no holder of any option to purchase Shares, or Shares granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement. Section 3.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer, director or employee of the Company and its Subsidiaries.

     Section 3.12   Employee Benefits.  (a)  Each Company Plan (as hereinafter
                    -----------------
defined), is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has provided to Parent a true and correct copy of
(i) the three most recent annual reports (Form 5500) filed with the IRS, if applicable, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent determination letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor, or the SEC relating to any outstanding controversy. Each Company Plan complies in all material respects with ERISA, the Code and all other applicable Statutes and governmental rules and regulations. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability under, or at any time during the past six years has maintained or contributed to, any pension plan which is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability under, or at any time during the past six years has maintained or contributed to, any "multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA).

          (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Subsidiary or ERISA Affiliate or Company Plan fiduciary could be subject to any material liability under the terms of such Company Plans, ERISA, the Code or any other applicable law. All Company Plans that are intended to be qualified under
Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

          (c)  As used herein, (i) "Company Plan" means a "pension plan" (as
                                    ------------
defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) "ERISA Affiliate" means any trade or business (whether or
                     ---------------
not incorporated) which would be considered a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

          (d) Section 3.12(d) of the Company Letter contains a list of all (i) severance and employment agreements with employees of the Company and each of its Subsidiaries, (ii) severance programs and policies of the Company and each of its Subsidiaries with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each of its Subsidiaries with or relating to its employees containing change of control or similar provisions.

          (e) Except as set forth in Section 3.12(e) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (f)  No Company Plan is subject to laws outside of the United States.

     Section 3.13   Liabilities.  Except as set forth in Section 3.13 of the
                    -----------
Company Letter or as fully reflected or reserved against in the financial statements included in the Company SEC Documents filed prior to the date hereof, or disclosed in the footnotes thereto, since September 30, 2000, the Company and its Subsidiaries have incurred no liabilities (including Tax liabilities) or obligations of any nature, absolute or contingent, other than liabilities or obligations that (i) would not, individually or in the aggregate, have a Material Adverse Effect on the Company or (ii) that would not be required by GAAP to be reflected or reserved in the financial statements of the Company or in the footnotes thereto, prepared in accordance with GAAP consistent with past practices, or (iii) that arise in the ordinary course of business consistent with past practices. Except as set forth in Section 3.13 of the Company Letter, as of the date hereof, none of the Company or its Subsidiaries has any indebtedness for borrowed money (other than advances from the Company to such Subsidiaries).

     Section 3.14   Labor Matters.  Except as set forth in Section 3.14 of the
                    -------------
Company Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there
                                         --------------------------
is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by any person pursuant to the National Labor Relations Act or any comparable state or foreign law pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no union-organizing activity, labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such union-organizing activity, labor strike, dispute, slowdown or stoppage would not have a Material Adverse Effect on the Company.

     Section 3.15   Intellectual Property.  (a) As used herein, "Company
                    ---------------------                        -------
Intellectual Property" means all trademarks, trademark registrations, trademark
---------------------
rights and renewals thereof, trade names, trade name rights, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, designs, utility models, inventor rights, software, computer programs, computer systems, modules and related data and materials, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of the Company and/or the Subsidiaries as currently conducted or as currently contemplated by the Company, together with all applications currently pending or in process for any of the foregoing.

          (b) The Company and the Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the Company Intellectual Property that is necessary for the conduct or contemplated conduct of the Company's or Subsidiaries' businesses, except for such failures to own or possess as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Section 3.15 of the Company Letter lists each material license or other agreement pursuant to which the Company or any Subsidiary has the right to use Company Intellectual Property utilized in connection with any product of, or service provided by, the Company and the Subsidiaries, the cancellation or expiration of which would have a Material Adverse Effect on the Company (the "Company Licenses"). There are no pending, or, to the Knowledge of
              ----------------
the Company, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company or any Subsidiary, except such as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no breach or violation by the Company or by any Subsidiary under, and, to the Knowledge of the Company, there is no breach or violation by any other party to, any Company License that is reasonably likely to give rise to any termination or any loss of rights thereunder. To the Knowledge of the Company, there has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company or any Subsidiary, except where such disclosure or use of such information would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The conduct of the business of the Company and the Subsidiaries as currently conducted or contemplated does not and will not infringe upon or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent issued as of the date hereof, patent right, industrial model, invention, service mark, service mark right, copyright or trade secret of any third party that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, to the Knowledge of the Company, there are no infringements of, or conflicts with, any Company Intellectual Property which, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in Section 3.15 of the Company Letter, neither the Company nor any Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information or Company Intellectual Property on terms or in a manner which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          (c) Except as set forth in Section 3.15(c) of the Company Letter, the Company has no franchise or license agreements in regard to its restaurants with any third parties.

     Section 3.16   Title to Assets.  (a) As of the date hereof, the Company
                    ---------------
and the Subsidiaries own, and as of the Effective Time the Company and the Subsidiaries will own, good and marketable title to all of their assets material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, except as set forth in Section
3.16 of the Company Letter.

       (b) All real property owned by the Company or its Subsidiaries is described in detail (street and legal description) in Section 3.16 of the Company Letter. With respect to each such parcel of real property:

          (i) The Company has good and marketable title to the parcel of real property, free and clear of any mortgages, except as set forth in Section
     3.16 of the Company Letter;

          (ii) The Company is not a foreign Person as contemplated by (S)1445 of the Code, and at the Closing will deliver to the Transitory Subsidiary a certificate so stating, in form complying with the Code and applicable regulations;

          (iii) There are no pending or, to the Knowledge of the Company, threatened , or has the Company received written notice of any, condemnation proceedings, lawsuits, or administrative actions relating to such property or other matters affecting adversely the current use, occupancy or value thereof;

          (iv) The legal description for such property contained in the attached description thereof describes the parcel fully and adequately, except as provided in the title commitment and the surveys relating thereto, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and, except as provided in the title commitment and the surveys relating thereto, do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property, except as described in Section 3.16 of the Company Letter, is not located within any designated flood plain, does not contain any wetlands and is not subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (v) All facilities (including all improvements thereon) have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof, are in compliance with all provisions of all planning, zoning, subdivision, wetland (if any), air pollution, disposable fluid waste, fire and building codes, and occupational safety and health act laws, rules and regulations, and have been operated and maintained (and the improvements thereon are) in accordance with all applicable laws, rules, and regulations in all material respects.

          (vi) Except as described in Section 3.16 of the Company Letter, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

          (vii) There are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

          (viii) There are no parties (other than the Company or Subsidiary) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 3.16 (c) of the Company Letter, who are in possession of space to which they are entitled;

          (ix) The structural components of the facilities (including all improvements thereon), and the heating, air conditioning, plumbing and electrical systems (and other utilities and mechanical systems) (A) are free from defects (patent and, to the Knowledge of the Company, latent),
     (B) have been maintained in accordance with normal industry practice, (C) are in good operating condition and repair (reasonable wear and tear excepted), and (D) are suitable for the purposes for which presently used and presently proposed to be used;

          (x) All facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

          (xi) Each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

          (c) All real property leased or subleased to the Company or any of its Subsidiaries is described in detail (street and legal description) in
     Section 3.16 of the Company Letter. With respect to each lease and sublease:

        (i) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

        (ii) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated under this Agreement;

        (iii) To the Knowledge of the Company, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) No party to the lease or sublease has repudiated any provision thereof;

          (v) There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (vi) With respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

        (vii) none of Company or any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

        (viii) To the Knowledge of the Company, all facilities (including all improvements thereon) leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof, are in compliance with all provisions of all planning, zoning, subdivision, wetland (if any), air pollution, disposable fluid waste, fire and building codes, and occupational safety and health act laws, rules and regulations, and have been operated and maintained (and the improvements thereon are) in accordance with all applicable laws, rules, and regulations;

        (ix) The structural components of the facilities (including all improvements thereon) leased or subleased thereunder, and the heating, air conditioning, plumbing and electrical systems (and other utilities and mechanical systems) (A) are, to the Knowledge of the Company, free from defects (patent and latent), (B) have been maintained in accordance with normal industry practice, (C) are in good operating condition and repair (reasonable wear and tear excepted), and (D) are suitable for the purposes for which presently used and presently proposed to be used; and

        (x) All facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of such facilities.

       Section 3.17   State Takeover Statutes.  The Board of Directors of the
                      -----------------------
Company has, to the extent such statute is applicable, taken all action so to render the provisions of Section 203 of the DGCL inapplicable to the Merger and the consummation of the transactions contemplated by this Agreement. No other state takeover statute is applicable to the Merger, this Agreement and the transactions contemplated hereby.

       Section 3.18   Required Vote of Company Stockholders.  The affirmative
                      -------------------------------------
vote of the holders of at least a majority of Shares entitled to vote is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Company's charter or the Bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

       Section 3.19   Transactions with Affiliates.  (a)  For purposes of this
                      ----------------------------
Agreement, "Affiliated Person" means (i) any holder of 2% or more of the Company
            -----------------
Common Stock, (ii) any director, officer or senior executive of the Company or any Subsidiary, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, any of the Company or any subsidiary or (iv) any member of the immediate family or any of such persons, in each case other than Parent or its Subsidiaries.

          (b) Except as set forth in Section 3.19 of the Company Letter, since September 30, 2000, the Company and the Subsidiaries have not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Subsidiary), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

          (c) Except as set forth in Section 3.19 of the Company Letter, (i) the contracts of the Company and the Subsidiaries do not include any material obligation or commitment between the Company or any Subsidiary and any Affiliated Person, (ii) the assets of the Company or any Subsidiary do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Subsidiary and (iii) the liabilities of the Company and the Subsidiaries do not include any payable or other obligation or commitment from the Company or any Subsidiary to any Affiliated Person.

          (d)  To the Knowledge of the Company and except as set forth in
Section 3.19 of the Company Letter, no Affiliated Person of any of the Company or any Subsidiary is a party to any contract with any supplier of the Company or any Subsidiary that affects in any material manner the business, financial condition or results of operation of the Company or any Subsidiary.

      Section 3.20    Brokers.  No broker, investment banker, financial advisor
                      -------
or other person, other than Wells Fargo Van Kasper, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Wells Fargo and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      Section 3.21    Compliance with Worker Safety Laws.  The properties,
                      ----------------------------------
assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"), except for any
                                  ------------------
violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans (other than those taken by subsequent owners of such properties, assets or operations) of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

      Section 3.22    [Reserved]
                      ----------

      Section 3.23    Accounts Receivable.  All of the accounts and notes
                      -------------------
receivable of the Company and its Subsidiaries set forth on the books and records of the Company (net of the applicable reserves, which such reserves are adequate notwithstanding the items set forth in the Company Letter, reflected on the books and records of the Company and in the financial statements included in the Company SEC Documents) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) except as set forth in Section 3.23(ii) of the Company Letter, constitute valid claims, and (iii) except as set forth on
Section 3.23(iii) of the Company Letter, are good and collectible at the aggregate recorded amounts thereof (net of such reserves, which such reserves are adequate notwithstanding the items set forth in the Company Letter,) without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience, except for such failures of accounts and notes receivable to satisfy the conditions set forth in clauses (i), (ii) and (iii) of this Section 3.23 as would not have a Material Adverse Effect on the Company.

      Section 3.24    Certain Agreements.
                      ------------------

          (a) Set forth in Section 3.24(a) of the Company Letter is a list of all contracts (except for contracts that have been filed, prior to the date hereof, with Company SEC Documents) that are material to the business of the Company and its Subsidiaries taken as a whole (whether oral or written), including all distribution contracts, sole-source supply contracts, national accounts contracts, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject (collectively, "Significant Contracts"). Prior to the date hereof, the
                        ---------------------
Company has provided true and complete copies of all such contracts to Parent.

          (b) Except as set forth in Section 3.24(b) of the Company Letter, each Significant Contract is a legal, valid and binding agreement of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries (or to the Knowledge of the Company, any other party thereto) is in default under any Significant Contract, and none of such Significant Contracts has been canceled by the other party thereto; each Significant Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company or any Subsidiary party thereto which would entitle the other party to such Significant Contract to terminate the same or declare a default or event of default thereunder; the Company and the Subsidiaries are not in receipt of any claim of default under any such agreement, and the Company has not received written notice that any such event has occurred; in each instance, except where it would not have a Material Adverse Effect on the Company.

      Section 3.25    Environmental Matters.  (a) For purposes of this
                      ---------------------
Agreement, the following terms shall have the following meanings: (i) "Hazardous
                                                                       ---------
Substances" means (A) petroleum and petroleum products, by-products or breakdown
----------
products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any federal or
                                        -----------------
applicable state law where the property of the Company is located, past, present or future (up until the Effective Time) and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release, or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit,
                                 --------------------
approval, identification number, license or other authorization required under any applicable Environmental Law.

          (b) The Company and the Subsidiaries are and have been in material compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in material compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except as set forth in Section 3.25 of the Company Letter.

          (c) Except as set forth in Section 3.25 of the Company Letter (i) neither the Company nor any of its Subsidiaries has placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, result in a Material Adverse Effect on the Company, (ii) to the Knowledge of the Company there are no Hazardous Substances on, under, emanating from, or at any of the Company's or any of its Subsidiaries' properties or any other property but arising from the Company's or any of its Subsidiaries' current or former properties or operations, other than in a manner that would not result in a Material Adverse Effect on the Company, or (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any reason to know, or has received any written notice, (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices or matters set forth in Section 3.25 of the Company Letter.

          (d) Except as set forth in Section 3.25 of the Company Letter, no Environmental Law imposes any material obligation upon the Company or any of its subsidiaries arising out of or as a condition to any transfer or transaction contemplated by this Agreement, including any requirement to modify or to transfer any Environmental Permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

          (e) Except as set forth in Schedule 3.25(e) of the Company Letter, there are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently owned, leased or occupied by the Company or any of its Subsidiaries.

      Section 3.26    Regulatory Compliance.  Except as set forth in Section
                      ---------------------
3.26 of the Company Letter, (i) the Company is in compliance with, and has complied with, all applicable federal and state statutes, laws, ordinances, decrees, rules and regulations relating to the operation of is restaurant business and (ii) the Company holds and is in compliance with all licenses, registrations, permits and other approvals relating to the operation of its restaurant business for the lawful operation of such business as it is currently conducted, except, in each case, for such failures as would not have a Material Adverse Effect on the Company.

      Section 3.27    Company Rights Agreement. As of the date hereof and after
                      ------------------------
giving effect to the execution and delivery of this Agreement, each Company Right is represented by the certificate representing the associated share of Company Common Stock and is not exercisable or transferable and no additional consideration need be paid by the Company, the Parent or the Sub apart from the associated share of Company Common Stock at $4.60 per share, and the Company has
(i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated (which transactions shall not be deemed to include any transaction other than the Merger, as may be amended from time to time, pursuant to which Parent or Sub, or either of them acting as a group for purposes of Rule 13-d under the Exchange Act, purchases or otherwise acquires beneficial ownership of 15% or more of any voting securities of the Company (the "Excluded Transactions")) hereby will not
                                       ---------------------
result in a "Distribution Date," a "Trigger Date," or "Shares Acquisition Date" (as defined in the Company Rights Agreement) and (ii) amended the Company Rights Agreement to render it inapplicable to this Agreement and the transactions contemplated by this Agreement (which transactions shall not be deemed to include any Excluded Transaction).

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 4.1   Conduct of Business by the Company Pending the Merger.
                    -----------------------------------------------------
Except as expressly permitted by clauses (i) through (xvi) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (i) (A) other than dividends paid by wholly-owned Subsidiaries, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its Stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms and the issuance of Company Preferred Stock and related Company Common Stock or Company Rights pursuant to the Company Rights Agreement in accordance with the terms thereof;

          (iii)   amend its charter or by-laws;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or, except in the ordinary course of business consistent with past practice, otherwise acquire or agree to acquire any assets;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its significant assets, other than in the ordinary course of business consistent with past practice, provided,
                                                                --------
     however, Parent and Sub acknowledge that the lease in respect of the
     -------
     Company's Abilene, Texas location will expire on April 30, 2001, and will not be renewed;

          (vi) except in regard to draws on the Company's current line of credit, incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practices and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practices;

          (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

          (viii) except as provided in Section 5.4 or as required by applicable law, enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement;

          (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not executive officers or directors of the Company),or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; it being further agreed that no bonus of any kind or nature will be paid by the Company to any employee, officer, or director of the Company prior to the Effective Time and no such bonus has been paid to any such person on or after December 31, 2000, to the date of this Agreement; provided further, however, this prohibition against bonus shall not prohibit the Company from paying monetary bonuses to its restaurant managers and supervisors in the ordinary course of business in accordance with its Bonus Program described in
     Section 3.12(a) of the Company Letter.

          (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

          (xi) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

          (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (xiii) settle or compromise any Tax liability claim in excess of $10,000;

          (xiv) settle or compromise any claims or litigation in excess of $10,000, or commence any litigation or proceedings;

          (xv) except in regard to the renewal of the Company's indemnification and insurance policy for its directors and officers, which is on a claims made basis, enter into or amend any agreement or contract
     (i) having a term in excess of 12 months and which is not terminable by the Company or a Subsidiary without penalty or premium by notice of 60 days or less or (ii) which involves or is expected to involve payments of $50,000 or more during the term thereof; enter into or amend any other agreement or contract material to the Company and its Subsidiaries, taken as a whole; or purchase any real property, or make or agree to make any new capital expenditure or expenditures (other than the purchase of real property) which in the aggregate are in excess of $50,000 per month;

          (xvi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms;

          (xvii) reprice, either directly or indirectly, any Company Stock Option or other right to purchase shares of Company Common Stock; or

          (viii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

      Section 4.2   No Solicitation.  (a) The Company shall not, nor shall it
                    ---------------
permit any of its Subsidiaries to, nor shall it authorize and it shall use its best efforts not to permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or any Subsidiary in connection with, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this Agreement
                   --------  -------
shall prohibit the Company or its directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or
(ii) referring a third party to this Section 4.2(a) or making  a copy of this
Section 4.2(a) available to any third party; and provided, further, that prior
                                                 --------  -------
to approval by the Stockholders of the Merger, if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal (as hereinafter defined), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority thereof after consultation with outside counsel (who may be the Company's regularly engaged outside counsel), the Company may, in response to an unsolicited request therefor, and subject to compliance with Section 4.2(b), furnish information with respect to the Company and its Subsidiaries to any person pursuant to a confidentiality agreement, in customary form and in any event containing terms, taken as a whole, at least as stringent as those contained in the Confidentiality Agreement (as hereinafter defined), and participate in discussions or negotiations with such person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company.

          (b) The Company shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry with respect to or which reasonably could lead to any Takeover Proposal received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal), and (iii) the identity of the person making any such Takeover Proposal or inquiry no later than 24 hours following receipt of such Takeover Proposal or inquiry. If the Company intends to furnish any Person with any information with respect to any Takeover Proposal in accordance with Section 4.2(a), the Company shall advise Parent orally and in writing of such intention not less than two business days in advance of providing such information. The Company will keep Parent fully informed of the status and material terms of any such Takeover Proposal or inquiry.

      Section 4.3   Third Party Standstill Agreements.  During the period from
                    ---------------------------------
the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party. During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

      Section 5.1   Stockholder Meeting. (a) The Company will duly call, give
                    -------------------
notice of, convene and hold a meeting of Stockholders (the "Stockholder
                                                            -----------
Meeting") for the purpose of considering the approval of this Agreement and at
-------
such meeting call for a vote and cause proxies that have been voted in favor of the transactions contemplated herein to be voted in respect of the approval and adoption of this Agreement. The Stockholder Meeting shall be held as soon as practicable, and the Company will, through its Board of Directors, recommend to its Stockholders the approval of this Agreement, and shall not withdraw or modify such recommendation.

     (b) The Company shall, as soon as practicable after the date hereof, prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's Stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its Stockholders such an amendment or supplement. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto, including the supply of any information required to be included in the Proxy Statement regarding Parent or Sub.

          (c) Parent agrees to cause all Shares owned by Parent or any subsidiary or Affiliate of Parent to be voted in favor of approval of the Merger.

      Section 5.2   Access to Information.  Subject to currently existing
                    ---------------------
contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors, investment bankers and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of their respective properties, books, contracts, commitments and records (including accounting records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to (i) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request and (iii) promptly make available to Parent all personnel of the Company and its Subsidiaries knowledgeable about matters relevant to such inspections. Parent shall make all reasonable efforts to minimize any disruption to the businesses of the Company and its Subsidiaries that may result from any investigation conducted pursuant to this Section 5.2. No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.2 shall be kept confidential in accordance with the Confidentiality Agreement dated December 5, 2000, between Rockbay Properties
II, Ltd. and the Company (the "Confidentiality Agreement").
                               -------------------------

      Section 5.3   Fees and Expenses.  (a) Except as provided in this Section
                    -----------------
5.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

          (b) The Company shall pay, or cause to be paid, in same day funds to Parent the following amounts under the circumstances and at the times set forth as follows:

          (i) if Parent or Sub terminates this Agreement under Section 7.1(e), the Company shall pay the Parent Expenses (not to exceed $150,000) and the Termination Fee upon demand of Parent; or

          (ii) if the Company terminates this Agreement under Section 7.1(f), the Company shall pay the Termination Fee and the Parent Expenses (not to exceed $150,000) upon demand of Parent.

          (c) Parent shall pay, or cause to be paid, in same day funds to the Company the following amounts under the circumstances and at the times set forth as follows:

          (i)  if the Company terminates this Agreement under Section 7.1(g) or
(i) after the filing of the definitive Proxy Statement with the SEC (the "Filing
                                                                          ------
Date"), Parent shall pay the Company Expenses and the Termination Fee (in the
----
aggregate not to exceed $250,000) upon demand of the Company. The definitive Proxy Statement will not be filed prior to the Company's obtaining the Lender Commitment Letter.

      Section 5.4   Company Stock Options.  (a)  Prior to the consummation of
                    ---------------------
the Merger, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary or appropriate to cause each Company Stock Option or other right to acquire any capital stock whether or not under a Company Option Plan that is outstanding as of the Effective Time to vest in full and become exercisable immediately prior to the Effective Time with respect to all of the shares of Company Common Stock at the time subject to such Company Stock Option or other right to acquire any capital stock whether or not under a Company Option Plan. Each Company Stock Option or other right to acquire any capital stock whether or not under a Company Option Plan that is outstanding upon the Effective Time shall be canceled as of the Effective Time, in consideration for which the holder thereof (an "Option Holder") shall be entitled to receive from
                              -------------
the Company an amount equal to (i) the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share for the purchase of the Company Common Stock subject to such Company Stock Option, minus
(B) all applicable federal, state and local Taxes required to be withheld in respect of such payment. The amounts payable pursuant to the second sentence of this Section 5.4 shall be paid within three Business Days following the Effective Time, with payment being deemed to be made, for the purposes of this sentence, on the day that the Paying Agent mails such payment to Option Holders. The surrender of an Option in exchange for the consideration contemplated by the second sentence of this Section 5.4 shall be deemed a release of any and all rights the Option Holder had or may have had in respect thereof.

          (b) The Company shall take all actions necessary to provide that, as of the Effective Time, (i) each Company Option Plan and any similar plan or agreement of the Company shall be terminated, (ii) any rights under any other plan, program, agreement or arrangement relating to the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be terminated, and (iii) no Option Holder or any other person will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Company Stock Option or other right to acquire any capital stock whether or not under a Company Option Plan.

          (c) The Company represents and warrants that it has the power and authority under the terms of each Company Option Plan or option agreement thereunder to comply with this Section 5.4 without the consent of any Option Holder.

      Section 5.5   Reasonable Best Efforts.  (a)  Upon the terms and subject to
                    -----------------------
the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, any other pre-merger filings and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

          (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent.

      Section 5.6   Public Announcements.  Parent and the Company will not issue
                    --------------------
any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to the obligations of the Company pursuant to its listing agreements with the Nasdaq SmallCap Market.

      Section 5.7   State Takeover Laws.  If any "fair price," "business
                    -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or the Stockholder Agreements, Parent and the Company and their respective Boards of Directors shall use their reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

      Section 5.8   Indemnification; Directors and Officers Insurance.  (a) From
                    -------------------------------------------------
and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the fullest extent permitted by the DGCL for acts or omissions occurring at or prior to the Effective Time.

          (b) Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than three years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") on terms no less favorable to the Company's existing policy,
 -------------
which is a claims made policy, or, if such insurance coverage is not available, the best available coverage; provided, however, that the Surviving Corporation
                             --------  -------
shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the last annual premiums paid prior to the date hereof (which premiums the Company has disclosed to Parent), but in such case shall purchase as much coverage as possible for such amount.

      Section 5.9   Notification of Certain Matters.  Parent shall use its
                    -------------------------------
reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause
(x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on the Company; provided, however, that the delivery
                                          --------  -------
of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 5.10  Employee Benefit Plans. For a period of one year immediately
                    ----------------------
following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain in effect commercially reasonable employee benefit plans and arrangements. For purposes of determining eligibility to participate, vesting and accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of the Surviving Corporation, employees of the Company and its Subsidiaries as of the Effective Time shall receive service credit for service with the Company and its Subsidiaries to the same extent such credit was granted under the Company Plans, subject to offsets for previously accrued benefits and no duplication of benefits.

      Section 5.11  Pamex of Texas, Inc.  At the Closing, the Company shall
                    --------------------
cause the 51% ownership interest of Pamex of Texas, Inc., a Texas corporation ("Pamex"), which is owned by an affiliate or affiliates of the Company, to be
  -----
transferred for consideration not to exceed $0.01 to a person or persons designated in writing not less than five days prior to Closing by Parent or Sub, and the Company shall cause the resignation of all of the Board of Directors and officers of Pamex. The parties agree to execute and deliver such documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Section 5.11.

                                  ARTICLE VI

                      CONDITIONS PRECEDENT TO THE MERGER

      Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval.  This Agreement (including the Merger)
               --------------------
shall have been approved and adopted by the affirmative vote of the Stockholders of the Company as required by the DGCL and the Company Charter.

          (b)  HSR Act Filings.  Any waiting period (and any extension thereof)
               ---------------
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c)  No Order.  No court or other Governmental Entity having
               --------
jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal.

          (d)  Commitments.  The receipt by the Company of the commitments
               -----------
described in Section 7.1(j) herein on or before the time such commitments are required to be delivered to the Company.

          (e)  Fairness Opinion.  The receipt by the Company of the fairness
               ----------------
opinion referred to in Section 7.1(j) herein on or before the time such fairness opinion is required to be delivered to the Company.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

      Section 7.1   Termination.  This Agreement may be terminated at any time
                    ------------
prior to the Effective Time, whether before or after approval of this Agreement by the Stockholders of the Company:

          (a)  by mutual written consent of Parent and the Company;

          (b) by the Company or by Parent, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by either the Parent or the Sub if there shall be threatened or pending by any Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Parent or Sub of any Shares pursuant to the Merger, seeking to restrain or prohibit the making or consummation of the Merger or the performance of any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages relating thereto that are material in relation to the Company and its Subsidiaries taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as a result Merger or any of the other transactions contemplated by this, or (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the Company or its Subsidiaries;

          (d) by Parent or Sub, if (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct in any respect or any such representations or warranties that are not so qualified shall not be true and correct in any material respect, each at the date of this Agreement and at the Closing Date, unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) under such representations and warranties, taking all the inaccuracies under all such representations and warranties together in their entirety, do not, individually or in the aggregate, result in a Material Adverse Effect on the Company, or (ii) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement and such untruth, incorrectness or failure cannot be or has not been cured within 30 days after the giving of written notice to the Company;

          (e) by the Parent or Sub, if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner reasonably deemed by Parent to be adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

          (f) by the Company if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal and a majority of the members of the Board of Directors determines, in its reasonable good faith judgment, after consultation with outside counsel, that failing to terminate this Agreement would constitute a breach of such Board's fiduciary duties under applicable law, provided that the Company may not terminate this Agreement pursuant to this Section
     7.1 unless (i) the Company has complied with all provisions of Section 4.2 and Section 5.3, including the notice provisions therein, (ii) the Company has delivered to Parent a written notice of the Company's intent to enter into an agreement to effect a Superior Proposal, (iii) 72 hours have elapsed following delivery to Parent of such written notice by the Company,
     (iv) during such 72-hour period the Company has reasonably cooperated with Parent, including informing Parent of the terms and conditions of the Takeover Proposal and identifying the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so the transactions contemplated hereby may be effected, and (v) at the end of such 72-hour period the Board of directors continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal when compared to the Merger (taking into account any such modifications as may be proposed by Parent);

          (g) by the Company, if (i) any of the representations or warranties of Parent or Sub set forth in this Agreement that are qualified as to materiality shall not be true and correct in any respect or any such representations or warranties that are not so qualified shall not be true and correct in any material respect, or (ii) Parent or Sub shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Parent or Sub to be performed or complied with by it under this Agreement and such untruth, incorrectness or failure cannot be or has not been cured within 30 days after the giving of written notice to Parent or Sub, as applicable;

          (h) by Parent or Sub, if (i) the working capital of the Company as of the end of the calendar month immediately prior to the Filing Date, including all expenses of the Company in connection with the transactions contemplated by this Agreement, which shall include, but not be limited to, legal and accounting fees, the costs associated with the Stockholder Meeting and the Proxy Statement, and the fees of Wells Fargo Van Kasper (all such expenses in this sub-paragraph collectively "Closing Expenses"), is less than - (negative) $3,880,000 (February working capital of - (negative) $3,370,000, minus $100,000 for a materiality threshold and minus $410,000, for the Closing Expenses); or (ii) aggregate same store sales for the period from the beginning of the fiscal year 2001 of the Company through the end of the calendar month immediately prior to Filing Date compared with the aggregate same store sales for the corresponding period of the preceding fiscal year has decreased by more than 10%; or (iii) prior to the Filing Date, the Parent and Sub are not able to obtain and deliver the Lender Commitment Letter (as that term is defined in subsection (i) below.

          (i) by the Company, if on or prior to May 18, 2001, or such other date that the parties hereto may agree upon, Parent or Sub (i) has not entered into a commitment letter a lender ("Lender Commitment Letter"), pursuant to which such lender has committed, subject to the terms and conditions contained in the Lender Commitment Letter and no other conditions, to provide an aggregate of up to $6 million in cash as a senior secured credit facility to Sub, which senior secured credit facility will contain terms reasonably satisfactory to the Company and (ii) has not entered into a commitment letter ("Oyster Commitment Letter") with Stephen Oyster,
                         ------------------------
     pursuant to which Stephen Oyster will have committed to provide an amount equal to the aggregate amount of the Merger Consideration and all other fees and expenses required to be paid by Parent and Sub in connection with the transactions contemplated by this Agreement, less the amount committed by the lender pursuant to the Lender Commitment Letter, in cash to Sub. The aggregate cash amount committed to be provided under the Lender Commitment Letter and the Oyster Commitment Letter will be required to be sufficient to pay the Merger Consideration and to make all other necessary payments of fees and expenses required to be paid by Parent and Sub in connection with the transactions contemplated by this

     Agreement. Parent will provide the Company with true and complete copies of each of the Lender Commitment Letter and the Oyster Commitment Letter;

          (j) by the Company, if the Company has not received the written opinion of Wells Fargo Van Kasper on or before May 18, 2001, or such other date as the parties hereto may agree upon, to the effect that the Merger Consideration is fair to the Company's Stockholders from a financial point of view, a copy of which opinion will be delivered to Parent; and

          (k) by the Parent or Sub, if the holders of more than 5% of the outstanding shares of Company Common Stock shall have perfected such holders' right to dissent in accordance with the applicable provisions of the DGCL and shall not have withdrawn or lost such rights.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

      Section 7.2   Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.2 and the entirety of
Section 5.3, which shall survive the termination); provided, however, that
                                                   --------  -------
nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of a representation or warranty contained in this Agreement, the breach of any covenant contained in this Agreement or for fraud.

      Section 7.3   Amendment.  This Agreement may be amended by the parties
                    ---------
hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 7.4   Waiver.  At any time prior to the Effective Time, the
                    ------
parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

      Section 8.1   Non-Survival of Representations and Warranties.  The
                    ----------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

      Section 8.2   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   (a)  if to Parent or Sub, to:

                   Rockbay Properties II, Ltd.
                   3825 Lake Austin Blvd. #401
                   Austin, Texas 78703
                   Attention: Stephen Oyster
                   Facsimile: 512/457-8366

                   with a copy to:

                   Jimmy Nassour, Attorney at Law
                   1200 San Antonio Street
                   Austin, Texas 78701
                   Facsimile: 512/474-4547

                   and

                   Timothy R. Ring, Esq.
                   Dennis L. Monroe, Esq.
                   Krass & Monroe, P.A.
                   Suite 1100
                   1650 West 82/nd/ Street
                   Minneapolis, MN 55431
                   Facsimile: 952/885-5969

                   (b)  if to the Company, to:

                   Pancho's  Mexican Buffet, Inc.
                   3500 Noble Avenue
                   Fort Worth, Texas 76110
                   Attention: Hollis Taylor
                   Facsimile: 817/838-1408
                   with a copy to:

                   Haynes and Boone, LLP
                   201 Main Street, Suite 2200
                   Fort Worth, Texas 76102
                   Attention: William D. Greenhill
                   Facsimile: 817/347-6650

      Section 8.3   Interpretation; Certain Definitions.  (a) When a reference
                    -----------------------------------
is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b) For purposes of this Agreement, the following terms have the meaning specified in this Section 8.3:

          "Business Day" means any day that is not a Saturday, Sunday or a day
           ------------
on which the New York Stock Exchange is not open for trading or Banks in Texas are authorized or required to be closed.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company Expenses" means documented reasonable out-of-pocket fees and
           ----------------
expenses incurred or paid by or on behalf of the Company in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of is legal counsel, commercial banks, investment banking firms, accountants, experts, and consultants to the Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Knowledge of the Company" means the actual knowledge of the directors
           ------------------------
and executive officers of the Company.

          "Material Adverse Change" or "Material Adverse Effect" means, when
           -----------------------      -----------------------
used with respect to the Company or Parent, as the case may be, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, liabilities, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise), with all such matters being considered in the aggregate, of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be.

          "Parent Expenses" means documented reasonable out-of-pocket fees and
           ---------------
expenses incurred or paid by or on behalf of Parent in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of is legal counsel, commercial banks, investment banking, accountants, experts, and consultants to Parent.

          "Real Estate" means, with respect to the Company or any Subsidiary, as
           -----------
applicable, all of the fee or leasehold ownership right, title and interest of such person, in and to all real estate and improvement owned or leased by any such person and which is used by any such person in connection with the operation of its business.

          "Subsidiary" means any corporation, partnership, limited liability
           ----------
company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 5% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

          "Superior Proposal" means a bona fide proposal made by a third party
           -----------------
to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of the Company's assets or otherwise on terms which a majority of the members of the Board of Directors of the Company determines, at a duly constituted meeting of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment to be more favorable to the Company's Stockholders than the Merger (based on the advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed.

          "Takeover Proposal" means any proposal for (i) a merger or other
           -----------------
business combination involving the Company or any of its Subsidiaries, (ii) any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of the Company representing 15% or more of the Shares or of the total voting securities of the Company outstanding or (iii) an offer to acquire in any manner, directly or indirectly, a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Taxes" means any federal, state, local or foreign income, gross
           -----
receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or any other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity.

          "Tax Return" means any return, report or similar statement (including
           ----------
the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

          "Termination Fee" means $100,000.
           ---------------

      Section 8.4   Counterparts.  This Agreement may be executed in
                    ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 8.5   Entire Agreement; No Third-Party Beneficiaries.  This
                    ----------------------------------------------
Agreement, except as provided in the last sentence of Section 5.2, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.8, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      Section 8.6   Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 8.7   Assignment.  Subject to Section 2.1, neither this Agreement
                    ----------
nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

      Section 8.8   Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

      Section 8.9   Enforcement of this Agreement. Each party hereby irrevocably
                    -----------------------------
submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                               PANCHO'S FOOD'S, INC


                               By:   /s/ Stephen Oyster
                                  ----------------------------------------
                                     Name:  Stephen Oyster
                                     Title: President



                               PANCHO'S RESTAURANTS, INC.


                               By:   /s/ Stephen Oyster
                                  ----------------------------------------
                                     Name:  Stephen Oyster
                                     Title: President



                               PANCHO'S MEXICAN BUFFET, INC.


                               By:  /s/ Hollis Taylor
                                  ----------------------------------------
                                    Name:  Hollis Taylor
                                    Title: President and Chief Executive Officer

                                                                      Appendix B

                    Opinion of Wells Fargo Van Kasper, LLC

                  [Letterhead of Wells Fargo Van Kasper, LLC]

May 15, 2001

Board of Directors
Pancho's Mexican Buffet, Inc.
3500 Noble Avenue
Fort Worth, TX 76111


Attention: Hollis Taylor
    President and Chief Executive Officer

Ladies and Gentlemen:

We understand that Pancho's Mexican Buffet, Inc. ("Pancho's") and Pancho's Foods, Inc. ("Parent") and Pancho's Restaurants, Inc. ("Sub") have entered into an Agreement and Plan of Merger dated March 31, 2001 (the "Merger Agreement"), pursuant to which Sub, a newly-formed acquisition subsidiary of Parent will be merged with and into Pancho's and Pancho's will continue as the surviving entity (the Transaction"). Pursuant to the terms of the Merger Agreement, each outstanding share of common stock, par value $.10 par value, of Pancho's ("Pancho's Common Stock") will be converted into the right to receive from Sub in cash, without interest, $4.60 (the "Merger Consideration") in accordance with the terms of the Merger Agreement.

You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the stockholders of Pancho's.

In the course of performing our review and analyses for rendering this opinion, we have:

     -   reviewed the Merger Agreement;

     - reviewed Pancho's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended September 30, 2000, and its quarterly reports on Form 10-Q for the periods ended December 31, 2000 and March 31, 2001;

     - reviewed certain operating, financial and other information, all as provided to us by management relating to Pancho's business and prospects;

     - met with certain members of Pancho's senior management to discuss Pancho's business, operations, historical and other information;

     - reviewed the historical prices, trading multiples and trading volumes of the shares of Pancho's Common Stock;

     - reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Pancho's;

     - reviewed the terms of recent acquisitions of companies which we deemed generally comparable to Pancho's and the Transaction;

     - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by Pancho's. We have relied upon the assurances of the senior management of Pancho's that they are unaware of any facts that would make such information provided to us incomplete or misleading.

We have assumed that the Transaction will be consummated in a timely manner in accordance with the terms in the Merger Agreement, without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on Pancho's or Parent.

We have acted as financial advisor to Pancho's in connection with the Transaction and have received a customary fee for such services, no portion of which has been contingent upon the successful consummation of the Transaction. Wells Fargo Van Kasper, LLC has previously been engaged by Pancho's to provide certain investment banking and financial advisory services for which we received customary fees. In the ordinary course of business, Wells Fargo Van Kasper, LLC may actively trade the equity and debt securities of Pancho's for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Pancho's in determining whether to approve the Transaction and/or recommend its approval to the stockholders of Pancho's. This letter does not constitute a recommendation to the Board of Directors of Pancho's or any holders of Pancho's Common Stock as to how to vote in connection with the Transaction. This opinion does not address Pancho's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Pancho's or the effects of any other transaction in which Pancho's might engage. This opinion is not intended to be relied upon or confer any rights or remedies upon any creditor or stockholder of Pancho's, or any other third party. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent in accordance with our engagement letter with you in regard to this matter; provided, however, that this letter may be included in its entirety and summarized in any proxy statement to be distributed to the holders of Pancho's Common Stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Pancho's.


Very truly yours,

WELLS FARGO VAN KASPER, LLC.

By: Wells Fargo Van Kasper, LLC.
    ----------------------------

                                                                      Appendix C

                       Delaware General Corporation Law

     Section 262. Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
               b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

       (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

       (d)  Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

       (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

       (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

       (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

       (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

       (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

       (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

       (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

       (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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                                  Please Note
                                  -----------
This Proxy is to be voted as directed. In absence of specific direction, it is intended to vote the shares represented by this proxy for the proposal. You are urged to sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

           Please send in your proxy. The failure to vote will have the same effect as a vote against the Merger Agreement and the Merger.

In order that there may be proper representation at the Special Meeting, each stockholder, whether he or she owns one or more shares, is requested to sign this proxy and return it promptly in the enclosed envelope.




                                   Date:________________________________________

                                _______________________________________
                                               Signature

                                _______________________________________
                                       Signature, if Held Jointly

                                  Please execute this Proxy as your
                                  name appears hereon. When shares are
                                  held by joint tenants, both should
                                  sign. If signing in a representative
                                  capacity (as attorney, executor or
                                  administrator, trustee, guardian or
                                  custodian, corporate officer or
                                  general partner) please indicate such
                                  capacity following the signature.
                                  Proxies for custodial accounts must
                                  be signed by the named custodian, not
                                  by the minor.

       Please mark, sign, date, and return this proxy promptly using the enclosed envelope.
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

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                         PANCHO'S MEXICAN BUFFET, INC.

  PROXY FOR SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD ON JULY ___, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Jesse Arrambide III, Samuel L. Carlson and Hollis Taylor, or any of them, as Proxies, each with the power to appoint substitutes, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of the Common Stock, $.10 par value per share, of Pancho's Mexican Buffet, Inc. ("Pancho's") held of record by the undersigned at the close of business on May 21, 2001, that the undersigned is entitled to vote, at the Special Meeting of Stockholders of Pancho's to be held at 10:00 a.m., local time, on ________________, July ____, 2001, at Pancho's
Mexican Buffet, 1201 West Airport Freeway, Euless, Texas 76040, or any adjournments thereof, and hereby revokes all prior proxies granted with respect to such shares.


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted for the proposals set forth, and in the discretion of the proxies with respect to any other matter that is properly brought before the meeting.

1.      Adoption of the Agreement and Plan of Merger and approval of the Merger.

           FOR  [_]             WITHHELD  [_]          ABSTAIN  [_]

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL.


               (Continued and to be signed on the reverse side.)


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